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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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/ /	Soliciting Material Pursuant to §240.14a-12
OfficeMax Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice and Proxy Statement
OfficeMax Incorporated Annual Meeting of Shareholders Itasca, Illinois April 20, 2006

OFFICEMAX INCORPORATED

NOTICE OF ANNUAL MEETING
Thursday, April 20, 2006
11 a.m., Central Daylight Time

Wyndham Northwest Chicago Hotel
400 Park Boulevard
Itasca, Illinois 60143

March 21, 2006

Dear Shareholder:

        On behalf of the board of directors, it is my pleasure to invite you to our 2006 annual meeting of shareholders to:

  •
  elect two directors;

  •
  approve the appointment of KPMG LLP as our independent registered public accounting firm for 2006;

  •
  approve an amendment to our Restated Certificate of Incorporation, as amended, to eliminate the classification of our board of directors and establish annual elections of all directors;

  •
  consider and act upon a shareholder proposal; and

  •
  conduct other business properly brought before the meeting.

        Shareholders who owned stock at the close of business on March 3, 2006, can vote at the meeting.

        Your vote is important regardless of the number of shares you own. Whether you plan to attend or not, please review the enclosed materials and sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so. We have also made provisions for you to submit your proxy through the internet or by telephone.

        Thank you for your ongoing support of and continued interest in OfficeMax.

Sincerely yours,
Sam K. Duncan Chairman of the Board and Chief Executive Officer

i

ii

 OfficeMax Incorporated

        OfficeMax Incorporated ("OfficeMax") provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium, and small businesses and consumers. We are headquartered in Itasca, Illinois, with domestic and international operations. The address of our corporate headquarters is 150 Pierce Road, Itasca, Illinois 60143, and our telephone number is 630/438-7800. You can visit us on the Internet at www.officemax.com.

 Annual Meeting Information

Proxy Statement

        This proxy statement summarizes information we must provide to you under the rules of the Securities and Exchange Commission ("SEC"). It is designed to assist you in voting your shares. We have sent you this proxy statement in connection with the solicitation of proxies by our board of directors for the 2006 annual meeting of shareholders. We began mailing these proxy materials on or about March 21, 2006.

Voting

        You can vote your shares by executing and returning the enclosed proxy card, or vote through the Internet or by telephone. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Central Standard Time, on April 19, 2006. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

        If your shares are registered directly in your name, you are considered a shareholder of record and will receive your proxy materials directly from us. If you hold your shares through a broker, bank, or other financial institution, you are considered the beneficial owner of shares held in street name and will receive your proxy materials from your broker or other institution.

        Shareholders of record can vote by:

  •
  returning a completed proxy card by mail to our independent tabulator, Corporate Election Services, Inc.;

  •
  delivering a completed proxy card to the inspector of election prior to the annual meeting;

  •
  completing a ballot and returning it to the inspector of election during the annual meeting; or

  •
  submitting a completed proxy card via the Internet or by telephone.

        If you hold your shares in street name, you can vote by submitting a voting instruction card to your broker or other institution.

        If you submit a properly executed proxy card by any of the methods listed above, and you do not subsequently revoke your proxy, the individuals named on the card, as your proxies, will vote your shares in accordance with your instructions. If you sign and return the card without indicating your instructions, your shares will be voted for the:

  •
  election of the two nominees to serve on our board of directors;

  •
  appointment of KPMG LLP as our independent registered public accounting firm for 2006; and

  •
  amendment of our Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), to eliminate the classification of our board of directors and establish annual elections of all directors;

        and against the shareholder proposal to:

  •
  establish an engagement process with proponents of a shareholder proposal that is approved by a specified vote at an annual meeting.

        If you are a shareholder of record, you may revoke or change your proxy instructions at any time prior to the vote at the annual meeting. To do so:

  •
  deliver a new proxy to the independent tabulator, Corporate Election Services, Inc.;

  •
  subsequently submit a new proxy through the Internet or by telephone prior to 11:59 p.m., Central Standard Time, on April 19, 2006;

  •
  give us written notice of your change or revocation; or

  •
  attend the annual meeting and vote in person.

        If you hold your shares in street name, you may revoke or change your proxy instructions at any time prior to the vote at the annual meeting by submitting new voting instructions to your broker or other institution.

        Each share of OfficeMax stock is entitled to one vote. As of March 3, 2006 (the record date for determining shareholders entitled to vote at the meeting), we had the following shares outstanding and entitled to vote:

Type/Series of Stock	Number of Shares Outstanding

Common stock	70,852,949
Convertible preferred stock, Series D (ESOP)	1,216,335

Employees Who Are Shareholders

        If you are an employee of OfficeMax or one of its subsidiaries and you participate in the Employee Stock Ownership Plan ("ESOP") fund or the OfficeMax common stock fund in the OfficeMax Savings Plan, you will receive a proxy for the shares you hold in these plans. ESOP participants may instruct the plan's trustee how to vote the shares allocated to their accounts, as well as a proportionate amount of unallocated and unvoted shares. Participants in the OfficeMax common stock fund may instruct the plan's trustee how to vote the shares allocated to their accounts. If you do not provide instructions, the plan provides that the trustee will vote your shares in the same proportion as shares for which other participants have provided voting instructions.

Confidential Voting Policy

        We have a confidential voting policy. Shareholders' votes on our proxy card will not be disclosed to us other than in limited situations. The tabulator will collect, tabulate, and retain all proxy cards and will forward any comments written on the proxy cards to management.

Votes Necessary for Action to be Taken

        A quorum is necessary to hold a valid meeting. A quorum will exist if shareholders holding a majority of the shares issued and outstanding and entitled to vote at the meeting are present in person or by proxy. The election inspector will treat abstentions and "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        The two nominees who receive the greatest number of votes at the annual meeting will be elected as directors.

        The proposal for appointing KPMG LLP as our independent registered public accounting firm for 2006 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

        The proposal to amend our Certificate of Incorporation to eliminate the classification of our board of directors requires approval of at least 80% of the outstanding shares entitled to vote.

        The shareholder proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. The approval of the shareholder proposal does not mean that its requested actions automatically go into effect. Our board of directors will make the final decision on whether to adopt and take the actions requested by the shareholder proposal.

        Abstentions and withheld votes do not count as votes cast either for or against the election of directors, the appointment of our independent registered public accounting firm, or the approval of the shareholder proposal. We have been informed by the New York Stock Exchange, Inc. that brokers will have discretionary voting power with respect to the proposal to amend our Certificate of Incorporation to declassify the board. Brokers will not have discretionary voting power with respect to the proposal submitted by shareholders. Broker non-votes do not count as votes cast either for or against the shareholder proposal. Both abstentions and broker non-votes will count as votes cast against the proposal to declassify our board of directors.

Proxy Solicitation

        We pay the expenses of soliciting proxies. We retained D. F. King and Company Inc. to assist us in the distribution and solicitation of proxies. We will pay D. F. King a fee of $17,000, plus expenses, for these services. Proxies may also be solicited on our behalf by directors, officers, and other employees in person or by telephone or electronic transmission. We will not, however, specially compensate these persons for doing so.

 Items You May Vote On

1.     Election of Directors

        Our board of directors is divided into three classes whose terms expire at successive annual meetings. Two directors will be elected at the 2006 annual meeting to serve for a three-year term expiring at our 2009 annual meeting. However, if you approve the proposal to eliminate the classification of the board of directors, as more fully described in item three below, then the term of all directors, including those elected at the 2006 annual meeting, will end at the 2007 annual meeting, and all directors will thereafter be elected for one-year terms.

        The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees, unless you indicate on the proxy card that your vote should be withheld from either or both of the nominees.

        Our board of directors has proposed two nominees for election as directors with terms expiring in 2009 at the annual meeting (or in 2007 at the annual meeting if the proposal to eliminate the classification of the board of directors and to make related amendments to our Certificate of Incorporation is approved): Brian C. Cornell and Monte R. Haymon. Detailed information on both nominees is provided beginning on page 8. We expect both nominees to be able to serve if elected. If either nominee is not able to serve, either we will vote the proxies for another nominee recommended by the Governance and Nominating Committee and nominated by the board of directors or the board may reduce the number of directors to be elected at the meeting.

        Each nominee elected as a director will continue in office until his successor has been elected and qualified, or until earlier termination of his service.

Our board of directors unanimously recommends a vote "FOR"
each of these nominees.

2.     Appointment of Independent Registered Public Accounting Firm

        Our Audit Committee appointed KPMG LLP to serve as our independent registered public accounting firm for 2006, subject to shareholder approval. Representatives of KPMG LLP will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

        The following table sets out the various fees for services provided by KPMG LLP. The Audit Committee pre-approved all of these services.

Annual Fees for 2004 and 2005

	Amounts
Description	2004	2005

Audit Fees(1)	$6,899,692	$4,370,900
Audit-Related Fees(2)	337,730	342,200
Tax Fees(3)	147,954	329,550
All Other Fees	—	—

(1)
Audit fees relate to professional services rendered in conjunction with the company's annual audit, the audit of its internal controls over financial reporting, statutory filings and other services pertaining to SEC matters. The sale of the forest product operating segments in 2004 contributed significantly to the decrease in audit fees in fiscal year 2005.

(2)
Audit-Related Fees relate to attestation and other services traditionally performed by companies' independent accountants (such as audits of the company's employee benefit plans and consultation and services related to Sarbanes-Oxley Section 404).

(3)
Fees for tax compliance services relate to facts already in existence and transactions that have already occurred. We use these services to document, compute, and obtain government approval for amounts to be included in tax filings.

        KPMG LLP's full-time, permanent employees conducted the majority of the audit of the company's 2005 financial statements. Leased personnel were not employed with respect to the domestic audit engagement.

        The Audit Committee is responsible for recommending, for shareholder approval, the independent registered public accounting firm. Should shareholders fail to approve the appointment of KPMG LLP, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than KPMG LLP could be secured to deliver any or all of the company's independent accounting services required in 2006. The Audit Committee, however, would take the lack of shareholder approval into account when recommending an independent registered public accounting firm for 2007.

Our board of directors unanimously recommends a vote "FOR" the approval of KPMG LLP as our independent registered public accounting firm for 2006.

3.     Amendment to Certificate of Incorporation Eliminating the Classification of the Board of Directors and Providing for the Annual Election of All Directors

        The board of directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Governance and Nominating Committee after the Governance and Nominating Committee consulted management and outside advisors, has adopted and now recommends shareholder approval of a proposal to amend Article 9 of our Certificate of Incorporation, to eliminate the classification of the board of directors. Our Certificate of

Incorporation currently provides that the board of directors shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. The board of directors has determined that this provision should be amended to provide instead for the annual election of all directors. The board has unanimously adopted a resolution approving a declassification amendment to the Certificate of Incorporation, which will provide for the annual election of all directors, and is recommending that our shareholders approve that amendment. The text of the proposed amendment is set forth as Appendix A to this proxy statement, with deletions indicated by strike-throughs and additions indicated by underlining.

        If the amendment is approved by our shareholders, the terms for all directors would end at our 2007 annual meeting. Beginning with the 2007 annual meeting, all directors would be elected for one-year terms at each annual meeting. The amendment will become effective as soon as practicable following the annual meeting, subject to the company filing the amendment with the Secretary of State of the State of Delaware, which it anticipates doing as soon as practicable following the amendment's approval.

Our board of directors unanimously recommends a vote "FOR"
the proposal to declassify our board of directors.

4.     Shareholder Proposal to Establish an Engagement Process with Proponents of a Shareholder Proposal that is Approved by a Specified Vote at an Annual Meeting

        In December 2005, we received a proposal to adopt a policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

Proposal

        The Board of Trustees for the Trust for the International Brotherhood of Electrical Workers Pension Benefit Fund (IBEW PBF) ("Fund"), has given us notice that it intends to present the following proposal at the annual meeting:

    RESOLVED: That the shareholders request the Board of Directors of OfficeMax, Inc., to adopt a policy establishing an engagement process with the proponents of shareholder proposals, that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

        In adopting such a policy, it is requested that the Board of Directors should consider including the following steps:

  •
  Within four months after the annual meeting, an independent board committee should schedule a meeting (which may be held telephonically) with the proponents of the proposal, to obtain any additional information to provide to the Board of Directors for its reconsideration of the proposal. The meeting with the proponent should be coordinated with the timing of a regularly scheduled board meeting.

  •
  Following the meeting with the proponent, the independent board committee should present the proposal with the committee's recommendation, and information relevant to the proposal, to the full Board of Directors, for action consistent with the company's charter and by-laws, which should necessarily include a consideration of the interest of the shareholders.

Statement by Shareholder in Support of the Proposal

        In our opinion, the various reforms enacted by the U.S. Congress, the U.S. Securities and Exchange Commission, and stock exchanges in the wake of the Enron/WorldCom/Tyco wave of scandals have certainly been a step in the right direction to restore public trust and confidence in the capital markets, but they have not adequately addressed shareholder rights and the accountability of directors of corporate boards to the shareholders who elect them.

        We are concerned, in particular, that boards of directors are still able to ignore shareholder proposals on important corporate governance reforms even if those proposals are supported by large majorities of the totals of shareholder votes cast at annual meetings.

        For example, according to the Investor Responsibility Research Center, in 2005 our shareholders voted 79.3% in favor and 20.7% against a shareholder proposal to declassify our board of directors. Yet our board has retained its classified structure.

        Therefore, we are submitting this proposal requesting that our company adopt a formal policy establishing an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

Our board of directors unanimously recommends a vote "AGAINST"
this proposal.

5.     Other Matters to be Presented at the Meeting

        We do not know of any other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the persons named on the enclosed proxy card will vote your properly executed proxy according to their judgment on those matters.

 Board of Directors

Structure

        Claire S. Farley and Ward W. Woods resigned from the board in 2005. A. William Reynolds will retire from the board in April 2006 when he reaches our mandatory retirement age for directors. After many years of loyal service to the company, Jane E. Shaw and Edward E. Hagenlocker have notified the board of directors of their intention to retire when their current terms expire, and therefore are not standing for re-election to the board of directors. Carolyn M. Ticknor has also informed the board of her intention to retire effective at this year's annual meeting. We thank Ms. Farley, Mr. Woods, Mr. Reynolds, Ms. Shaw, Mr. Hagenlocker and Ms. Ticknor for their many years of thoughtful counsel and loyal service to our board. Upon their retirement effective at the annual meeting of shareholders, the number of board seats will be reduced to eight.

        Our Certificate of Incorporation provides for up to fifteen directors divided into three classes. Shareholders elect one class at each annual meeting to serve for a three-year term. Our board will be comprised of eight directors following our 2006 annual meeting of shareholders.

        Upon the Governance and Nominating Committee's recommendation, the board recommends two directors for election in 2006, each to hold office until the annual meeting of shareholders in 2009 or until the earlier termination of his service. However, if the proposal to eliminate the classification of the board of directors is approved, then each of the directors, including those elected at the 2006 annual meeting, will have a term ending at the 2007 annual meeting. Shareholders have previously elected Brian C. Cornell to the board. Mr. Cornell is standing for reelection. Monte R. Haymon, appointed by the board as director in July 2005, has not previously been elected by shareholders. Mr. Haymon was recommended to the Governance and Nominating Committee by K Capital Offshore Master Fund (U.S. Dollar), L.P. and Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (collectively, "K Capital").

        We prepared the following director summaries using information furnished to us by the nominees and continuing directors:

Directors Nominated This Year for Terms Expiring in 2009
(or 2007 if the declassification is approved)

Brian C. Cornell, 47, joined our board of directors in 2004. In 2004, Mr. Cornell became the executive vice president and chief marketing officer of Safeway Inc., a food and drug retailer in North America. From 1998 to 2004, he held several senior executive positions with PepsiCo Inc., a food and beverage company, including president of Pepsi-Cola North America's (PCNA) Food Services Division; senior vice president of sales for PCNA; region president, Europe, for PepsiCo Beverages International; and president of Tropicana International.

Monte R. Haymon, 68, joined our board of directors in 2005. Mr. Haymon served as president and chief executive officer of Sappi Fine Paper North America, a manufacturer of coated fine paper in North America, from 1995 until his retirement in 2002. Mr. Haymon is also a director of Agfa-Gevaert N.V. and Superior Essex, Inc.

Directors Whose Terms Expire in 2008
(or 2007 if the declassification is approved)

Warren F. Bryant, 60, joined our board of directors in 2004. In 2002, Mr. Bryant became a director and the president and chief executive officer of Longs Drug Stores Corporation, a retail drug store chain on the West Coast and in Hawaii. He became the chairman of the board of Longs Drug Stores in 2003. Mr. Bryant served as senior vice president of The Kroger Co., a retail grocery chain, from 1999 to 2002. From 1996 to 1999, he also served as president and chief executive officer of Dillon Companies, Inc., a retail grocery chain and subsidiary of The Kroger Co.

Francesca Ruiz de Luzuriaga, 52, joined our board of directors in 1998. From 1999 to 2000, Ms. Luzuriaga served as the chief operating officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world. Prior to holding this position, she served Mattel as its executive vice president, worldwide business planning and resources, from 1997 to 1999 and as its chief financial officer from 1995 to 1997. Since leaving Mattel in 2000, Ms. Luzuriaga has been working as an independent business development consultant. Until October 2005 she was also a director of Providian Financial Corporation.

David M. Szymanski, 49, joined our board of directors in 2004. Dr. Szymanski has served as the Director of the Center for Retailing Studies at Texas A&M University since 2000, and the JCPenney Chair of Retailing Studies since 2003. He has held senior positions at the University since 1987, serving for the last six years in the Center for Retailing Studies. Dr. Szymanski is also a director of Zale Corporation and is the founder and chief executive officer of the Retailing Hall of Fame™.

Directors Whose Terms Expire in 2007

Sam K. Duncan, 54, joined our board of directors in 2005. Mr. Duncan became the chairman, chief executive officer and president of the company in 2005. Prior to his election as chief executive officer and president of the company, Mr. Duncan was president and chief executive officer of ShopKo Stores, Inc., a multi-department retailer, from October 2002 to April 2005. From 1992 to 2002, Mr. Duncan held various merchandising and executive positions with Fred Meyer, Inc. (a division of The Kroger Co., a grocery retailer, since 1999), including: president of Fred Meyer from February 2001 to October 2002 and president of Ralph's Supermarkets from 1998 to 2001. Mr. Duncan began his retail career in the supermarket industry in 1969 with Albertson's, Inc., where he held various merchandising positions until 1992.

Rakesh Gangwal, 52, joined our board of directors in 1998. In 2003, Mr. Gangwal became the chairman, president, and chief executive officer of Worldspan Technologies, Inc., a provider of travel technology and information services to the travel and transportation industry. From 2001 to 2003, Mr. Gangwal was involved in various personal business endeavors, including private equity projects and consulting projects. He was the president and chief executive officer of US Airways Group, Inc., the parent corporation for US Airways' mainline jet and express divisions as well as several related companies, from 1998 until his resignation in 2001. Mr. Gangwal was also the president and chief executive officer of US Airways, Inc., the main operating arm of US Airways Group, from 1998 until his resignation. He was the president and chief operating officer of US Airways Group, Inc., and US Airways, Inc., from 1996 to 1998. On August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including its principal operating subsidiary, US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia. US Airways Group, Inc., and its subsidiaries emerged from bankruptcy protection under the First Amended Joint Plan of Reorganization of US Airways Group, Inc., and Affiliated Debtors and Debtors-in-Possession, as Modified, which became effective on March 31, 2003. Mr. Gangwal is also a director of PetSmart.

Gary G. Michael, 65, joined our board of directors in 1997. He was the chairman of the board and chief executive officer of Albertsons, Inc., a retail food and drug company, from 1991 until his retirement in 2001. From 2003 to 2004, Mr. Michael left his retirement to serve in a volunteer capacity as the interim president of the University of Idaho. Mr. Michael is also a director of Harrah's Entertainment Inc., IDACORP, Inc., Questar Corporation, and The Clorox Company and former chairman of the Federal Reserve Bank of San Francisco.

Director Independence

        The board has determined that both of the nominees for election as directors are independent within the meaning of the rules of the New York Stock Exchange ("NYSE"). Except for Mr. Duncan, all directors not standing for election are also independent under the NYSE rules.

        For a director to be considered independent under the NYSE rules, our board must determine that he or she does not have any material relationship with OfficeMax. To assist in making this determination, our board adopted the NYSE's independence standards. For purposes of these standards, the board considers an "immediate family member" to include a spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

        The board will presume a director is independent if, during the last three years, he or she has not:

  •
  been an OfficeMax employee or an immediate family member of an executive officer of OfficeMax, other than in the capacity as a former interim chairman, chief executive officer or other executive officer;

  •
  been affiliated with or employed by (or is an immediate family member of a person who is affiliated with or employed in a professional capacity by) the present or former internal or external auditor of OfficeMax;

  •
  been employed (or had an immediate family member employed) as an executive officer by another company whose compensation committee includes one or more current executives of OfficeMax;

  •
  received (or had an immediate family member who has received) more than $100,000 per year in direct compensation from OfficeMax other than director and committee fees or pension or other deferred compensation for prior services; and

  •
  been an executive officer or an employee of, or an immediate family member of a person who is an executive officer of, a company that makes payments to or receives payments from OfficeMax for property or services, which, in any fiscal year, exceeded the greater of $1 million or 2% of the other company's consolidated gross revenues.

        In addition, our board will consider a director independent for purposes of serving on our Audit Committee only if he or she:

  •
  has not accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from OfficeMax, other than compensation for service as a director; and

  •
  is not an "affiliated person" of OfficeMax or any of its subsidiaries, as that term is defined by the SEC.

        Our board will determine the independence of any director who has any other relationship with OfficeMax that is not covered by these standards. In particular, the board has considered the following relationships:

        In 2005, a number of companies for which our directors also serve as officers or directors purchased office supplies from OfficeMax. None of these sales accounted individually for more than one million dollars or 2% of OfficeMax revenues in 2005.

        Additionally in 2005, we purchased a variety of goods and services from companies for which our directors also serve as officers or directors. For example, we purchased hotel lodging, groceries, chemicals, and other commodity goods in the ordinary course of business from companies with which some of our directors are affiliated. None of these purchases accounted for more than the greater of $1 million or 2% of the selling entity's revenues, and none of these purchases are material to our business.

        All of the transactions described above were entered into in the ordinary course of business and involved the purchase or provision of goods or services on a non-exclusive basis and at arms-length negotiated rates. Our board has determined that these transactions are not material relationships under the NYSE's Corporate Governance Listing Standards and do not otherwise impair the independence of our directors.

 Director Compensation

        Our current board members, except Mr. Duncan (who is an OfficeMax full-time employee), receive compensation for board service. In 2005, that compensation included:

Annual Retainer:	$51,000
Annual Audit Committee and Committee of Outside Directors Chair Retainers:	$20,000
Annual Committee Chair Retainer for All Other Committees:	$10,000
Attendance Fees:	$2,000 for each board meeting $1,000 for each committee meeting Expenses related to attendance
Equity Based Compensation Award:	$45,000 annually

        For 2006, the board of directors approved an increase in the annual Audit Committee Chair retainer from $20,000 to $30,000. The board also approved an increase in the equity based compensation award from $45,000 to $55,000 annually.

OfficeMax Incentive and Performance Plan

        Through our shareholder-approved OfficeMax Incentive and Performance Plan ("OMIPP"), each non-employee director receives a form of long-term equity compensation. Individuals who are non-employee directors on July 31 receive a grant on that date, or if July 31 is not a business day, on the immediately preceding trading day. Non-employee directors appointed between August 1 and December 31 receive a grant when they join our board. In 2005, each non-employee director was granted restricted stock units having a target value of $45,000 based on the company's closing stock price on the grant date, July 29, 2005. The restricted stock units vest six months after the date of grant and are payable six months following the date of termination of board service for any reason. Directors holding restricted stock units are not entitled to any voting rights with respect to the restricted stock units, but are entitled to receive notional dividends on the restricted stock units, which notional dividends are accumulated and paid in cash at the time the restricted stock units are paid.

Additional Director Compensation Plans

        Our non-employee directors may choose to receive their meeting and retainer cash compensation in one of the following four ways:

  A.
  in cash;

  B.
  under the Director Deferred Compensation Plan;

  C.
  in stock options (awarded through the Director Stock Compensation Plan); or

  D.
  in restricted stock units (awarded through the OfficeMax Incentive and Performance Plan).

        Non-employee directors must specify by December 31 of each year how much of their cash compensation for the following year they wish to receive in each available payment form.

Director Deferred Compensation Plan

        Our Director Deferred Compensation Plan allows each non-employee director to defer all or a portion of the cash compensation he or she receives for services as a director. Non-employee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. Amounts deferred under this plan are credited with interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. Participants elect the form and timing of distributions of their deferred compensation balances under this plan. Participants may receive payment in cash, in a lump sum or in annual installments, following the termination of their service on the board. In the event of a change in control of the company, as defined in the plan, a trust may pay our obligations under the Director Deferred Compensation Plan. For more information on this trust, see "Deferred Compensation and Benefits Trust" beginning on page 35. Six of our directors participated in the Director Deferred Compensation Plan in 2005, and four directors have elected to participate in this plan in 2006.

Stock Options (awarded through the Director Stock Compensation Plan)

        Through our shareholder-approved Director Stock Compensation Plan, non-employee directors can elect to receive part or all of their compensation in stock rather than cash. Under this plan, stock options are granted to participating directors at the end of each calendar year, and the number of option shares granted to a participating director is based on the amount of cash compensation he or she elected to have paid in options and the fair market value of such options as determined under the plan. The stock options are exercisable six months after the date of grant and have a ten-year exercise period. None of the thirteen eligible directors participated in the Director Stock Compensation Plan in 2005, and none of the eleven eligible directors have elected to participate in this plan in 2006.

Restricted Stock Units (awarded through the OfficeMax Incentive and Performance Plan)

        In 2006, our non-employee directors were provided an additional choice to elect to receive part or all of their cash compensation in restricted stock units under the terms of the OfficeMax Incentive and Performance Plan. Under this plan, restricted stock units are granted to participating directors at the end of each calendar year, and the number of restricted stock units granted to a participating director is based on the amount of cash compensation he or she elected to have paid in restricted stock units and the fair market value of such units as determined under the plan. The restricted stock units vest six months after the date of grant and are payable six months after termination of a participating director's service on the board in accordance with the award agreement. None of the eleven eligible directors elected to receive their cash compensation in restricted stock units under the OfficeMax Incentive and Performance Plan in 2006.

 Meetings of the Board

        During 2005, our board of directors met seventeen times. In addition to meetings of the full board, directors also attended meetings of board committees. Overall, our directors had an attendance rate of 90%. All of the directors attended at least 75% of the meetings of the board and the committees on which they served.

        While we do not have a formal policy requiring them to do so, we encourage our directors to attend our annual meeting. All our directors attended our 2005 annual meeting of shareholders.

        The standing committees of the board of directors, with the membership indicated, are set forth in the table below. A. William Reynolds will retire from the board in April 2006 upon reaching our mandatory retirement age for directors. Jane E. Shaw and Edward E. Hagenlocker are not standing for re-election to the Board of Directors and Carolyn M. Ticknor will retire effective at the 2006 annual meeting. As a result, Mr. Reynolds, Ms. Shaw, Mr. Hagenlocker and Ms. Ticknor will no longer be members of their respective committees following the election of new directors at the 2006 annual meeting of shareholders.

The Board of Directors and Committee Membership

Director	Committee of Outside Directors		Executive Compensation Committee		Audit Committee		Governance and Nominating Committee
Warren F. Bryant*	X		X		X
Brian C. Cornell*	X				X		X
Sam K. Duncan	X
Rakesh Gangwal*	X						X	**
Edward E. Hagenlocker*	X		X				X
Monte R. Haymon*	X		X		X
Gary G. Michael*	X	**	X				X
A. William Reynolds*	X		X		X
Francesca Ruiz de Luzuriaga*	X				X	**
Jane E. Shaw*	X		X	**
David M. Szymanski*	X		X				X
Carolyn M. Ticknor*	X				X		X
2005 Meetings	2		11		14		6

(*)
Independent director within the definition used by the NYSE.

(**)
Committee chair.

 Committee of Outside Directors

        The Committee of Outside Directors is comprised solely of our independent directors and meets outside the presence of Mr. Duncan (our only management director). The committee reviews and evaluates our chief executive officer's performance against his individual and corporate goals and strategies. It also reviews the board's performance and processes and evaluates the communication among the board, management, and shareholders. The committee meets at least twice each year on a formal basis. The committee also meets on an ad hoc basis in conjunction with regularly scheduled board meetings.

        The chair of our Committee of Outside Directors acts as the lead independent director for our board. Our lead independent director is responsible for:

  •
  convening and presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

  •
  coordinating the activities of our independent directors;

  •
  facilitating communications between the chairman of the board, chief executive officer, and other board members;

  •
  reviewing meeting agendas and schedules, as well as board materials, prior to board meetings;

  •
  consulting with the chairman of the board to assure that appropriate topics are being discussed with sufficient time allocated for each; and

  •
  reviewing the results of the chief executive officer's performance evaluation with the chief executive officer and with the chair of the Executive Compensation Committee.

        When performing these duties, our lead independent director consults with the chairs of our other board committees, as needed, to avoid any dilution of their authority or responsibility.

        You may contact our independent directors by writing to them in care of OfficeMax Incorporated, Attention Corporate Secretary, 150 Pierce Road, Itasca, Illinois 60143, or by e-mailing them at boardofdirectors@officemax.com. All correspondence will be referred to our lead independent director. While we do not screen these communications, copies also will be forwarded to our general counsel and our corporate secretary.

 Executive Committee

        In accordance with our Bylaws, the Executive Committee has and may exercise all powers the board may legally delegate. The committee is convened when circumstances do not allow the time, or when it is otherwise not practicable, for the entire board to meet. The committee consists of the chairman of the board and the chairs of the Audit Committee, Executive Compensation Committee, Governance and Nominating Committee, and the Committee of Outside Directors. In 2005, the Executive Committee met nine times.

 Governance and Nominating Committee

        The Governance and Nominating Committee, comprised entirely of independent directors meeting the independence requirements of the NYSE, is responsible for:

  •
  assisting the board in identifying qualified individuals for board membership;

  •
  recommending the composition of the board and its committees;

  •
  monitoring the process to assess board and committee effectiveness;

  •
  developing and implementing our corporate governance guidelines;

  •
  reviewing director compensation and benefits; and

  •
  responding to shareholder proposals.

Qualifications for Directors

        The Governance and Nominating Committee has established qualifications for directors, including the ability to apply good and independent judgment in a business situation and the ability to represent the interests of all our shareholders and constituencies. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to our shareholders and us. In evaluating board candidates, the committee considers these qualifications as well as several other factors, including but not limited to:

  •
  demonstrated maturity and experience;

  •
  geographic balance;

  •
  expertise in business areas relevant to OfficeMax;

  •
  background as an educator in business, economics, or the sciences; and

  •
  diversity of background, with particular consideration to female and minority candidates.

        The committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee decides not to nominate a member for reelection, the committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above.

        The committee relies on management and director recommendations and the use of independent search firms when identifying potential board candidates. We also consider director candidates recommended by our shareholders. In 2005, Mr. Haymon was appointed to our board upon the recommendation of K Capital.

        The committee does not have a written policy regarding shareholder nominations for directors. In accordance with our Bylaws, however, the committee will consider shareholder nominations for directors (see "Shareholder Nominations for Directors" beginning on page 48). OfficeMax has not received any shareholder nominations or recommendations for director in connection with our 2006 annual meeting.

Governance Guidelines

        We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. That information includes our Corporate Governance Guidelines, Code of Ethics, and charters for our Audit, Executive Compensation, and Governance and Nominating Committees, as well as our Committee of Outside Directors. The corporate governance page can be found at www.officemax.com by clicking on "About Us," then "Investors," and then "Corporate Governance." You also may obtain copies of these policies and codes by contacting our Investor Relations Department, 150 Pierce Road, Itasca, Illinois 60143, or by calling 630/438-7800.

        Our policies and practices reflect corporate governance initiatives that comply with the NYSE listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act, including:

  •
  our board of directors adopted clear corporate governance policies, including independence standards for determining director independence;

  •
  with the exception of Mr. Duncan, our chairman of the board, chief executive officer and president, OfficeMax's board has determined that all of our directors meet the independence requirements of the NYSE;

  •
  all members of our Audit, Executive Compensation, and Governance and Nominating Committees are independent;

  •
  our board committee charters clearly establish their respective roles and responsibilities;

  •
  our non-management directors meet at least twice a year without management present, under the direction of our lead independent director;

  •
  we have a Code of Ethics that applies to all OfficeMax directors, officers, employees, associates, and agents and to any company that we own or manage;

  •
  our internal audit function maintains critical oversight over the key areas of our business, financial processes, and controls, and reports regularly to our Audit Committee;

  •
  we have a toll-free reporting service available that permits employees to report violations of our Code of Ethics or other issues of significant concern on a confidential basis; and

  •
  callers on our toll-free reporting service may request that an issue relating to accounting, internal accounting, internal controls, or auditing be reported to the Audit Committee.

Communications with Directors

        Shareholders and other interested parties may send correspondence to our board of directors or to any individual director through the following address: OfficeMax Incorporated, Attention Corporate Secretary, 150 Pierce Road, Itasca, Illinois 60143. You should direct concerns about accounting controls or auditing matters to the chair of the Audit Committee at the same address. We will forward all communications to the person(s) to whom they are addressed. You also may correspond with our directors by email at boardofdirectors@officemax.com.

 Audit Committee Report

        The Audit Committee of the board of directors oversees our accounting and financial reporting processes, audits of OfficeMax's financial statements, and the system of internal controls established by management related to accounting, financial reporting, disclosure, and ethics. The committee also assists the board in the oversight of OfficeMax's compliance with legal and regulatory requirements; the evaluation of the independence, performance, and qualifications of the independent registered public accounting firm; and the performance of OfficeMax's internal audit function. It is comprised entirely of independent directors as required by the NYSE listing standards and by its own written charter, attached to this Proxy Statement as Appendix B. All of the committee members are "financially literate," and Ms. Ruiz de Luzuriaga, the committee chair, qualifies as an "audit committee financial expert" as defined by the SEC.

        The Audit Committee, formed in 1969, has had a charter since 1973. The committee periodically reviews and updates that charter based on changes in its responsibilities and changes in SEC regulations or NYSE listing standards.

Audit Committee Responsibilities

        The Audit Committee's responsibilities include:

  •
  discussing with management and the independent registered public accounting firm OfficeMax's annual audited financial statements and unaudited quarterly financial statements, including matters required for review under applicable legal, regulatory, or NYSE requirements;

  •
  discussing with management and the independent registered public accounting firm, as appropriate, earnings press releases, analyst and rating agency guidance, and other financial information provided to the public;

  •
  recommending, for shareholder approval, the independent registered public accounting firm to audit OfficeMax's financial statements and internal control over financial reporting;

  •
  discussing with management and the independent registered public accounting firm, as appropriate, any audit problems or difficulties and management's response, as well as OfficeMax's risk assessment and risk management policies;

  •
  reviewing OfficeMax's financial reporting and accounting standards and principles, significant changes in those standards or principles or in their application, and the key accounting decisions affecting OfficeMax's financial statements;

  •
  reviewing and approving OfficeMax's internal audit function, including (i) purpose, authority, and organizational reporting lines and (ii) annual audit plan, budget, and staffing;

  •
  reviewing, with the chief financial officer, controller, director of internal audit, or others, OfficeMax's internal system of audit, financial, and disclosure controls, and the results of internal audits;

  •
  obtaining and reviewing, at least annually, a written report from the independent registered public accounting firm delineating the accounting firm's internal quality-control procedures and any material issues raised within the preceding five years by the accounting firm's internal quality-control review, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm;

  •
  assessing auditor independence and absence of conflicts of interest by reviewing, at least annually, all relationships between the independent registered public accounting firm and OfficeMax;

  •
  setting policies for hiring employees or former employees of OfficeMax's independent registered public accounting firm;

  •
  reviewing and investigating matters pertaining to management's integrity, including conflicts of interest or adherence to codes of ethics as required in OfficeMax's policies; and

  •
  establishing procedures concerning the submission, receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or audit matters.

        The committee, or an authorized committee member, must also preapprove any audit and permitted nonaudit services provided to OfficeMax by its independent registered public accounting firm, KPMG LLP.

Audit, Audit-Related, and Other Nonaudit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of KPMG LLP. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by KPMG LLP.

        Prior to engagement of KPMG LLP for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only KPMG LLP can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by KPMG LLP, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by KPMG LLP's tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.
All Other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from KPMG LLP.

        Prior to engagement, the Audit Committee pre-approves KPMG LLP services within each category. The fees are budgeted and the Audit Committee requires KPMG LLP and management to report actual fees versus the budget periodically throughout the year by category of service.

        During the year, circumstances may arise when it may become necessary to engage KPMG LLP for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging KPMG LLP. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its chair the authority to amend or modify the list of approved permissible audit and nonaudit services and fees. For informational purposes only, the chair reports any action taken pursuant to this authority at the next Audit Committee meeting. The committee believes this approach results in an effective procedure to pre-approve services to be performed by KPMG LLP.

        The company did not use KPMG LLP for any of the following nonaudit services in 2005:

  •
  bookkeeping or other services related to our accounting records or financial statements;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing services;

  •
  management functions or human resources;

  •
  broker or dealer, investment adviser, or investment banking services; or

  •
  legal services and expert services unrelated to the audit.

Based on its review, the committee believes that KPMG LLP's provision of nonaudit services is compatible with maintaining its independence.

Financial Statement Recommendation

        The Audit Committee is responsible for recommending to the board that the company's audited financial statements be included in its Form 10-K. The committee took a number of steps in making this recommendation for 2005, including discussing with KPMG LLP the:

  •
  conduct of the audit, including information regarding the scope and results of the audit, as required by the Statement on Auditing Standards No. 61, Communication with Audit Committees;

  •
  auditors' independence, including receipt of a letter from KPMG LLP regarding its independence, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

  •
  audit of management's assessment of the effectiveness of internal control over financial reporting and KPMG LLP's own audit of the effectiveness of internal controls over financial reporting.

        As the final step to this procedure, the Audit Committee reviewed and discussed with KPMG LLP and management the company's audited consolidated balance sheet at December 31,

2005, and its audited consolidated statements of income (loss), cash flows, and shareholders' equity for the year ended December 31, 2005.

        Based on the discussions with OfficeMax's management regarding the audited financial statements and with KPMG LLP regarding its audit and independence, the Audit Committee recommended to the board that these financial statements be included in the company's 2005 Form 10-K.

Audit Committee of the Board of Directors

  Francesca Ruiz de Luzuriaga, Chair
  Warren F. Bryant
  Brian C. Cornell
  Monte R. Haymon
  A. William Reynolds
  Carolyn M. Ticknor

 Executive Compensation Committee Report

        The Executive Compensation Committee of the board of directors operates under a written charter and is comprised entirely of directors meeting the independence requirements of the NYSE. The board established this committee to discharge the board's responsibilities relating to compensation of the company's chief executive officer and each of the company's other executive officers. The committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the chief executive officer and other executive officers. The following report explains the basis for the committee's compensation decisions during 2005.

        The company's salary policy provides for compensation at competitive levels for all employees. The committee believes executive compensation should be designed to:

  •
  closely align compensation with the performance of the company on both a short-term and long-term basis;

  •
  attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals; and

  •
  encourage ownership of company common stock by executive officers.

        To ensure that compensation levels remain competitive, the committee analyzes information on executive compensation practices for executives holding comparable positions throughout general industry and a representative peer group of companies designed by outside consultants. The peer group of companies consists of distribution, specialty retailers, and other larger retail organizations comparable in size to OfficeMax.

        The committee and management use information, surveys, and data compiled by outside human resource consulting firms to assist them in structuring the company's compensation programs. In 2005, we used services provided by Hewitt Associates and Mullin Consulting. The committee also retained and utilized the services of Frederic W. Cook & Co., Inc., who reported directly to the committee as an independent compensation consultant.

Components of Executive Compensation

        OfficeMax's executive compensation program has the following principal components:

  •
  base salary;

  •
  annual variable incentive compensation;

  •
  long-term incentive compensation;

  •
  cash incentive and retention compensation; and

  •
  other compensation and benefit plans.

        For our executive officers, we target the sum of base salary, annual variable incentive compensation, and long-term compensation at the 50th percentile of our selected peer group companies. We believe our annual and long-term incentive compensation programs link executive compensation to the company's financial performance.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and to each of the named executive officers ("Covered Employees") to $1,000,000 annually. The committee believes that it is in the best interests of the company to receive maximum tax deductibility for compensation paid to the Covered Employees under Section 162(m). The company's compensation plans reflect the committee's intent and general practice to pay compensation that the company can deduct for purposes of federal income tax. Executive compensation decisions, however, necessarily involve some subjective judgment. As a result, the committee reserves the right to pay amounts that are not tax deductible to meet the design goals of our executive compensation program.

Base Salary

        The committee reviews base salaries for executive officers on an annual basis and at the time of promotions or other increases in responsibilities. Almost all salaried positions within the company, including each executive officer position, have an established salary guideline. The midpoint of each executive officer's salary guideline approximates the median salary, adjusted for company size (in sales), of equivalent positions at our peer group companies. While the salary target range for our executive officers is the midpoint of the salary guideline, an individual's salary may fall above or below the midpoint based on a subjective evaluation of factors such as the individual's level of responsibility, individual performance, and years of experience with the company.

        Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. Our Committee of Outside Directors formally reviews the chief executive officer's performance against a written performance plan. In 2005, while he served as chief executive officer, Mr. Milliken's annual base salary was set at $930,000. This amount was at the 20th percentile of the salary guideline for chief executive officers. Following Mr. Milliken's resignation, Mr. Harad resumed the title of chief executive officer on an interim basis, and his annual base salary was set at $1,100,000. This amount was at the 51st percentile of the salary guideline for chief executive officers. In April 2005, when Mr. Duncan became the chief executive officer, his base salary was set at $850,000, which is at the 6th percentile of the salary guideline for chief executive officers.

Annual Variable Incentive Compensation (Bonus)

        Annual variable incentive compensation bonuses are based on a percentage of each executive officer's base salary. Each year the committee establishes objective performance criteria, bonus target percentages, and other terms and conditions of awards under our variable incentive compensation program. The committee also oversees administration of the program as it concerns executive officers.

        In 2005, we based variable incentive compensation for our executive officers on return on sales, sales growth, and earnings before income tax. Each financial measure carried an equal weighting.

        The committee establishes target payouts for the chief executive officer and each other executive officer using the median bonus targets, adjusted for company size (in sales), of equivalent positions at our peer group companies. Target bonus amounts are specified as a percentage of the executive officer's base salary. In 2005, target bonus amounts for our executive officers ranged from 50% to 100% of base salary, depending on position, and were payable in cash. Depending on the achievement of the objective performance goals, an executive's actual payout can exceed the targeted amount if the objective performance goals established by the committee are exceeded. For example, Mr. Duncan's actual payout has a maximum potential award equal to 225% of his base salary. The committee also has the discretion to reduce or eliminate an award regardless of whether the executive officer achieves his or her performance goals.

        The target payout for Mr. Milliken was $837,000. Because Mr. Milliken's separation from the company was considered a retirement he was eligible for a pro rata payment of the 2005 annual incentive award. The proration was calculated by multiplying 42/365 times the amount that Mr. Milliken would have received had he remained employed for all of 2005.

        Mr. Harad did not participate in the variable incentive program in 2005; however, he was compensated for his services pursuant to an employment agreement, which is described beginning on page 40.

        Mr. Duncan's bonus payout for 2005 will be made according to his employment agreement, which is described beginning on page 41. The agreement states that a guaranteed bonus payout of $850,000, which is 100% of his base salary, will be paid to Mr. Duncan for fiscal year 2005. For fiscal year 2006 Mr. Duncan's bonus will be subject to consolidated financial goals established by the committee. Mr. Duncan's target bonus and actual payout of 100% of base salary is slightly below the market (110%) of chief executive officers in the peer group.

        The Summary Compensation Table reflects amounts paid to all of our other named executive officers under the variable incentive compensation program.

Long-Term Incentive Compensation (Equity Awards)

        The OfficeMax Incentive and Performance Plan (the "OMIPP") was adopted by our shareholders in 2003. The OMIPP permits the grant of annual incentive awards, stock, restricted stock, restricted stock units, performance stock, performance units, stock appreciation rights (SARs), and stock options (including performance based or indexed stock options). This plan gives the company flexibility in providing competitive long-term incentive compensation that closely aligns the interests of our employees and non-employee directors with those of our shareholders. The committee oversees administration of the plan covering executive officers.

        Under the OMIPP, no participant may receive more than 1,500,000 shares of stock in any fiscal year. This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a broad spectrum of the company's management.

        In March 2005, the company issued restricted stock unit awards to its executive officers. The committee determined the size of the awards by:

  •
  analyzing peer group companies' competitive compensation;

  •
  considering outside consultant recommendations; and

  •
  taking into account each individual's salary guideline and responsibilities.

        The 2005 restricted stock unit grants will vest 100% on the second anniversary of the grant date if the participant is employed by the company on such date. Upon vesting, the units will be paid in company stock. The units do not have voting or dividend rights before they vest. The terms of the 2005 awards may differ significantly from any future awards the committee may grant.

        Neither Mr. Milliken nor Mr. Harad received long-term incentive compensation in 2005; however, they were compensated for their services pursuant to the agreements described beginning on page 40.

        In 2005, the committee awarded Mr. Duncan 50,000 restricted stock units and stock options on 250,000 shares of the company's common stock. The terms applicable to these restricted stock units and stock options are discussed beginning on page 41. Mr. Duncan's employment agreement provides for him to receive annual long-term incentive compensation awards with a present value of 350% of his then-current base salary.

Cash Incentive Compensation (Retention Bonus)

        In March 2005, the company adopted the OfficeMax Cash Incentive Plan (the "CIP"), which permitted the grant of cash incentive awards. The CIP provided an additional tool for motivating, rewarding, and retaining management talent critical to providing stability within the organization. In March 2005, the company granted cash incentive awards to its executive officers and other members of management. The committee determined the size of the awards by considering each individual's salary and responsibilities. These awards will vest on March 11, 2006, for those managers still employed by the company on such date. Upon vesting, the awards will be paid in cash.

        Messrs. Milliken, Harad, and Duncan did not receive cash incentive compensation under the CIP; however, they were compensated for their services pursuant to the agreements described beginning on page 40.

        The terms of the 2005 cash incentive awards may differ significantly from any future awards the committee may grant. At this time, the committee has no plans to grant additional awards under the CIP.

Other Compensation and Benefit Plans

        The company's executive officers receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans. Among these programs are deferred compensation plans, a supplemental early retirement plan, and an agreement that formalizes the executive officer's severance benefits if the officer is terminated following a change in control. You can read more about each of these plans and benefits beginning on page 34 under "Other Compensation and Benefit Plans." Each of these plans is an integral part of the company's compensation program.

Other Compensation Arrangements

        Effective July 13, 2005, the company entered into a severance agreement with Mr. Milliken, who retired from the position of chief executive officer on February 11, 2005. You can read more about Mr. Milliken's agreement under "Executive Officer Agreements" beginning on page 40.

        On October 29, 2004, the company entered into an employment agreement with Mr. Harad, who became interim chief executive officer following Mr. Milliken's retirement. You can read more about Mr. Harad's agreement under "Executive Officer Agreements" beginning on page 40.

        On April 14, 2005, the company entered into an employment agreement with Mr. Duncan, who, at that time, became the chief executive officer and president. Mr. Duncan subsequently became chairman of our board of directors following the retirement of Mr. Harad on June 30, 2005. You can read more about Mr. Duncan's agreement under "Executive Officer Agreements" beginning on page 40.

Stock Ownership Guidelines

        In 1999, the committee established stock ownership guidelines for executive officers. These guidelines were reviewed and revised in October 2005. The guidelines are intended to increase the stake our elected officers hold in the company and to more closely align their interests with those of our shareholders. The revised guidelines provide that:

  •
  the chief executive officer should acquire and maintain stock ownership equal in value to five times his or her base salary;

  •
  the president and executive vice presidents should acquire and maintain stock ownership equal in value to three times their base salary;

  •
  the senior vice presidents should acquire and maintain stock ownership equal in value to twice their base salary; and

  •
  the vice presidents should acquire and maintain stock ownership equal in value to their base salary.

        Stock held directly, common stock held indirectly through our Savings Plan and stock units held under our deferred compensation plan will be taken into consideration when calculating whether an officer met his or her stock ownership guidelines. The ownership levels will be reviewed and the guidelines adjusted each January based on current position and salary. All our executive officers are making progress toward meeting their stock ownership guidelines.

Executive Compensation Committee of the Board of Directors

  Jane E. Shaw, Chair
  Warren F. Bryant
  Edward E. Hagenlocker
  Monte R. Haymon
  Gary G. Michael
  A. William Reynolds
  David M. Szymanski

Compensation Committee Interlocks and Insider Participation

        Ms. Shaw and Messrs. Bryant, Hagenlocker, Haymon, Michael, Reynolds and Szymanski served on our Executive Compenation Committee during the last completed fiscal year. None of the members of our Executive Compensation Committee is now an officer or employee of the company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our Executive Compensation Committee.

 Performance Graph

        The following graph compares the five-year cumulative total return (assuming dividend reinvestment) for the Standard & Poor's 500 Index, the Standard & Poor's 500 Specialty Stores Index, and OfficeMax. The companies in the S&P 500 Specialty Stores Index are AutoNation, AutoZone, Bed Bath & Beyond, Office Depot, OfficeMax, Staples, Tiffany & Co., and Toys R Us.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

ANNUAL RETURN PERCENTAGE Years Ending

Company\Index Name		Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

OfficeMax Incorporated		3.03	-24.28	33.33	-2.81	-17.54
S&P 500 Index		-11.89	-22.10	28.68	10.88	4.91
S&P 500 Specialty Stores		61.41	-11.11	34.66	5.20	18.11

INDEXED RETURNS Years Ending

Company\Index Name	Base Period Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

OfficeMax Incorporated	$100	$103.03	$78.02	$104.03	$101.10	$83.37
S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75
S&P 500 Specialty Stores	100	161.41	143.47	193.20	203.25	240.05

 Stock Ownership

Directors and Executive Officers

        The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock that they beneficially owned on December 31, 2005.

Ownership of OfficeMax Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors(1)
Warren F. Bryant	2,988	*
Brian C. Cornell	2,931	*
Rakesh Gangwal	21,888	*
Edward E. Hagenlocker	15,173	*
Sam K. Duncan	50,000	*
Gary G. Michael	21,813	*
A. William Reynolds	39,778	*
Francesca Ruiz de Luzuriaga	20,098	*
Jane E. Shaw	29,918	*
David M. Szymanski	2,931	*
Carolyn M. Ticknor	13,101	*
Monte R. Haymon	1,516	*
Other Named Executive Officers(2)
Don Civgin	38,000	*
Theodore Crumley	373,690	*
Phillip P. DePaul	14,529	*
George J. Harad	1,372,714	1.9%
Christopher C. Milliken	122,007	*
Michael D. Rowsey	85,729	*
Ryan T. Vero	28,929	*
All directors, nominees for director, and executive officers as a group(1)(2)(3)	2,257,733	3.1%
*Less than 1% of class

(1)
Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP"), Director Stock Option Plan ("DSOP"), and OfficeMax Incentive and Performance Plan ("OMIPP"), described beginning on page 12 under "Director Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Ms. Ruiz de Luzuriaga, 3,997 shares; Ms. Shaw, 10,817 shares; and Messrs. Bryant, 387 shares; Gangwal, 6,787 shares; Hagenlocker, 72 shares; Michael, 1,481 shares; Reynolds, 10,667 shares; and directors as a group, 34,208 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Ms. Ruiz de Luzuriaga, 9,500 shares; Ms. Shaw, 13,500 shares; Ms. Ticknor, 6,500 shares; and Messrs. Gangwal, 9,500 shares; Hagenlocker, 9,500 shares; Michael, 7,500 shares; Reynolds, 13,500 shares; and directors as a group, 69,500 shares. The number of shares subject to options under the OMIPP included in the beneficial ownership table is as follows: Ms. Ruiz de Luzuriaga, 3,000 shares; Ms. Shaw, 3,000 shares; Ms. Ticknor, 3,000 shares; and

  Messrs. Gangwal, 3,000 shares; Hagenlocker, 3,000 shares; Michael, 3,000 shares; Reynolds, 3,000 shares; and directors as a group, 21,000 shares. The number of restricted shares granted under the OMIPP included in the beneficial ownership table is as follows: Ms. Ruiz de Luzuriaga, 2,601 shares; Ms. Shaw, 2,601 shares; Ms. Ticknor, 2,601 shares; and Messrs. Bryant, 2,601 shares; Cornell, 2,601 shares; Gangwal, 2,601 shares; Hagenlocker, 2,601 shares; Haymon, 1,516 shares; Michael, 2,601 shares; Reynolds, 2,601 shares; Szymanski, 2,601 shares; and directors as a group, 27,526 shares.

(2)
The beneficial ownership for these named executive officers includes all shares held of record or in street name, plus options previously granted but unexercised under the OfficeMax Incentive and Performance Plan; interests in shares of common stock held in the OfficeMax Common Stock Fund by the trustee of the OfficeMax Savings Plan, a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code; the Executive Savings Deferral Plan; deferred stock units held under the 2001 Key Executive Deferred Compensation Plan; and restricted stock and restricted stock units granted under the OMIPP. The restricted stock units do not have voting rights. For further information regarding vesting of the restricted stock and restricted stock units, see footnote 4 under the "Summary Compensation Table" on page 29. The following table indicates the nature of each named executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the Savings Plan, which are not included in the beneficial ownership table. Shares are considered beneficially owned, for purposes of this table only, if the person has a right to acquire beneficial ownership within 60 days of December 31, 2005, unless otherwise indicated in these footnotes.

	Common Shares Owned	Unexercised Option Shares	Restricted Stock Units	Executive Savings Deferral Plan	Deferred Stock Units	Savings Plan Shares	ESOP (Preferred Stock)
Sam K. Duncan	0	0	50,000	0	0	0	0
Don Civgin	0	0	38,000	0	0	0	0
Theodore Crumley	0	346,600	0	0	4,271	22,819	972
Michael D. Rowsey	7,800	30,300	44,205	0	3,424	0	140
Ryan T. Vero	0	0	28,064	0	0	865	0
Phillip P. DePaul	0	0	13,743	382	0	404	0
George Harad	6,611	1,316,700	0	0	49,403	0	0
Christopher Milliken	4,600	61,900	35,198	0	20,309	0	0
Executive officers as a group*	19,011	1,755,500	209,210	382	77,407	24,088	1,112
  *
  This group at December 31, 2005, included all of our named executive officers, together with Christopher C. Milliken, (who served as our President and Chief Executive Officer beginning October 29, 2004 until his resignation on February 11, 2005), George Harad (who served as our Chief Executive Officer from February 11, 2005 to April 14, 2005) and Theodore Crumley (who served as our interim Executive Vice President and Chief Financial Officer from January 11, 2005 to November 3, 2005, and continued in his position of Executive Vice President, Finance until December 15, 2005).

(3)
Our executive officers (individually or as a group) do not own more than 1% of the company's Series D Preferred Stock (ESOP).

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and named executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in OfficeMax shares with the SEC and the

NYSE. Based on our records and other information, we believe that in 2005 our directors and reporting officers met all applicable SEC filing requirements.

Ownership of More Than 5% of OfficeMax Stock

        As of February 14, 2006, the table below describes each person or entity that we know (based on filings on Schedule 13G with the SEC) to be the beneficial owner of more than 5% of any class of our voting securities.

	Voting Power		Investment Power		Total Amount of Beneficial Ownership
Name and Address of Beneficial Owner						Percent of Class
	Sole	Shared	Sole	Shared

Common Stock, $2.50 Par Value
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	7,041,748	0	7,041,748	0	7,041,748	9.95%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	4,561,580	0	4,561,580	0	4,561,580	6.4%
The TCW Group (on behalf of the TCW Business Unit) 865 South Figueroa Street Los Angeles, CA 90017	0	3,336,362	0	3,540,292	3,540,292	5.0%
Joint filing by(1) Tudor Investment Corporation Paul Tudor Jones, II Tudor Proprietary Trading, L.L.C. The Tudor BVI Global Portfolio Ltd. The Raptor Global Portfolio Ltd. The Altar Rock Fund L.P. 1275 King Street Greenwich, CT 06831	0	5,311,900	0	5,311,900	5,311,900	7.5%
Convertible Preferred Stock, Series D(2)
State Street Bank and Trust Company, as Trustee for the OfficeMax Incorporated Employee Stock Ownership Plan (ESOP) 225 Franklin St. Boston, MA 02110	0	1,216,335	0	1,216,335	1,216,335	100%

(1)
Pursuant to the Schedule 13G filed on February 14, 2006 by Tudor Investment Corporation, Paul Tudor Jones, II, Tudor Proprietary Trading, L.L.C., The Tudor BVI Global Portfolio Ltd., The Raptor Global Portfolio Ltd., and The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C. beneficially owns 438,669 shares of Common Stock; Tudor Investment Corporation provides investment advisory services to The Raptor Global Portfolio Ltd. which beneficially owns 4,015,387 shares of Common Stock, and to The Tudor BVI Global Portfolio Ltd. (which beneficially owns 820,046 shares of Common Stock), and is general partner of The Altar Rock Fund L.P. (which beneficially owns 37,768 shares of Common Stock). Mr. Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C.

(2)
The shares of preferred stock held by the ESOP represent approximately 1.7% of the company's voting securities outstanding as of December 31, 2005.

Compensation Tables

        The following tables present compensation information for Mr. Milliken, who served as our president and chief executive officer beginning October 29, 2004 until February 11, 2005, Mr. Harad, who served as our chief executive officer during the period beginning February 11, 2005 through April 14, 2005 (and as executive chairman of the board until June 30, 2005), and Mr. Duncan, who became our president and chief executive officer beginning April 14, 2005, and Messrs. Civgin, Crumley, Rowsey, Vero, and DePaul, our five next most highly compensated named executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation ($) (3)	Restricted Stock Unit Awards ($) (4)	Securities Underlying Options/ SARs (#) (5)	LTIP Payouts ($) (6)	All Other Compensation ($) (7)

Sam K. Duncan, Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	$588,461 0 0	$850,000 0 0	$93,211 0 0	$1,633,000 0 0	250,000 0 0	$0 0 0	$15,703 0 0
George J. Harad, Former Executive Chairman of the Board and Chief Executive Officer	2005 2004 2003	572,126 1,060,900 1,000,008	1,500,000 1,542,973 783,608	2,775,596 0 0	0 0 6,835,637	0 0 0	0 1,245,458 0	7,380,960 229,193 245,526
Christopher C. Milliken, Former President and Chief Executive Officer	2005 2004 2003	125,192 763,577 547,965	9,634 396,415 314,432	0 0 0	0 1,135,136 637,103	0 0 0	0 513,128 0	4,237,915 66,313 149,117
Don Civgin, Executive Vice President and Chief Financial Officer	2005 2004 2003	109,615 0 0	64,424 0 0	0 0 0	1,166,600 0 0	50,200 0 0	0 0 0	0 0 0
Theodore Crumley, Former Executive Vice President and Chief Financial Officer	2005 2004 2003	521,360 507,586 462,204	1,127,910 487,829 247,288	419,175 0 0	0 0 1,839,418	0 0 0	0 670,480 0	1,918,143 114,083 80,831
Michael D. Rowsey, President—Contract	2005 2004 2003	500,000 377,815 227,864	32,500 151,250 84,567	0 0 0	837,399 621,619 139,072	0 0 0	0 66,300 0	22,111 22,724 23,554
Ryan T. Vero, Executive Vice President— Merchandising	2005 2004 2003	470,000 368,462 12,500	156,950 568,000 0	0 0 0	602,941 326,177 0	0 0 0	0 0 0	6,578 5,222 16
Phillip P. DePaul, Senior Vice President and Controller	2005 2004 2003	275,000 263,731 6,731	52,750 250,638 0	0 0 0	248,902 204,239 0	0 0 0	0 0 0	9,707 3,543 8

(1)
Includes amounts deferred under the company's Savings Plan and 2001 Key Executive Deferred Compensation Plan, 2005 Deferred Compensation Plan and the Executive Savings Deferral Plan. The amounts reported in 2003 for Messrs. Vero and DePaul represent salary for the period after the company acquired OfficeMax, Inc. in December of that year.

(2)
Includes payments, if any, under the company's variable incentive compensation program (see "Annual Variable Incentive Compensation (Bonus)" beginning on page 21), as well as the amounts described below. As a result of regulatory changes that affected the company's Split Dollar Life Insurance Plan for executive officers, the company elected to terminate this benefit plan for the named executive officers in 2003. For 2003, the company made a special, one-time payment to the named executive officers that allowed them, if they so chose, to pay directly the 2003 annual premium payment for the split-dollar life policy in order to maintain coverage while other life insurance alternatives were pursued. The amounts reported for each of Messrs. Harad and Crumley were $116,403 and $46,830, respectively. In 2005, Messrs. DePaul, Vero and Harad received a retention bonus in accordance with their respective employment agreement. Mr. Crumley received a retention bonus under the 2004 Retention Bonus Plan.

(3)
Mr. Duncan received $93,211 for relocation costs. The amounts listed for Messrs. Harad and Crumley reflect payments to reimburse them for excise taxes over and above ordinary income taxes related to excess parachute payments.

(4)
Includes restricted stock units awarded under the OfficeMax Incentive and Performance Plan. See "Long-Term Incentive Compensation (Equity Awards)" beginning on page 22. The dollar values shown in this column are based on our closing stock price on the date of grant, and are without adjustment for personal income taxes and fees.

Messrs. DePaul, Rowsey and Vero were granted 7,410, 24,930, and 17,950 shares of restricted stock units, respectively, on March 16, 2005. The closing price of OfficeMax's common stock on that date was $33.59. The units will vest in March 2007. Mr. Duncan was granted 50,000 restricted stock units on April 18, 2005. The closing price of OfficeMax's common stock on that date was $32.66. 35,000 of the restricted stock units will vest 33 1/3% per year for three years and 15,000 of the restricted stock units will vest 20% per year for five years. Mr. Civgin was granted 38,000 restricted stock units on October 3, 2005. The closing price of OfficeMax's common stock on that date was $30.70. The restricted stock units will vest 33 1/3% per year for three years. Upon vesting, the units will be paid in company stock.

As of December 31, 2005 (based on a closing price of OfficeMax's common stock on that date of $25.36), the restricted stock units granted to Messrs. DePaul, Rowsey, and Vero on March 16, 2005, had a value of $187,918, $632,225, and $455,212, respectively. Mr. Duncan's restricted stock units granted on April 18, 2005, had a value of $1,268,000 (based on a closing price of OfficeMax's common stock on December 31, 2005 of $25.36). Mr. Civgin's restricted stock units granted on October 3, 2005 had a value of $963,680 (based on a closing price of OfficeMax's common stock on December 31, 2005 of $25.36). Dividends do not accrue on these restricted stock units.

The aggregate restricted stock holdings for each named executive officer as of December 31, 2005 are listed in footnote (2) to the "Ownership of OfficeMax Common Stock" table on page 27. The aggregate dollar value of such restricted stock holdings for each named executive officer as of December 31, 2005 based on the closing price on that date is as follows: Mr. Duncan—$1,268,000; Mr. Harad—$0; Mr. Milliken—$892,621; Mr. Civgin—$963,680; Mr. Crumley—$0; Mr. Rowsey—$1,121,039; Mr. Vero—$711,703; and Mr. DePaul—$348,522.

The restricted shares granted July 31, 2003 under the OfficeMax Incentive and Performance Plan had a closing stock price on the date of grant of $24.79. These restricted shares vested on January 31, 2005. The closing stock price on that date was $29.51.

(5)
Messrs. Duncan and Civgin received nonqualified stock options pursuant to their employment agreements under the company's OfficeMax Incentive and Performance Plan.

(6)
Payouts under the company's Key Executive Performance Unit Plan. This Plan was terminated in connection with the sale of the company's forest products assets.

(7)
Amounts disclosed in this column include the following:

Name	Year	Company Matching Contributions to the OfficeMax 2005 Deferred Compensation Plan, Executive Savings Deferral Plan, OfficeMax Savings Plan ($)(*)	Accruals of Above-Market Interest on Executive Officer Deferred Compensation and Savings Plan Balances ($)(**)	Company- Paid Portion of Executive Officer Life Insurance Programs ($)(***)

Sam K. Duncan	2005 2004 2003	$0 — —	$0 — —	$15,703 — —
George J. Harad	2005 2004 2003	1,050 149,855 153,838	0 79,338 82,688	9,808 — 9,000
Christopher C. Milliken	2005 2004 2003	3,755 26,545 73,860	35,963 38,542 42,023	29,403 1,226 33,234
Theodore Crumley	2005 2004 2003	6,300 76,969 31,510	37,920 37,114 37,570	14,136 — 11,751
Don Civgin	2005 2004 2003	0 — —	0 — —	0 — —
Michael D. Rowsey	2005 2004 2003	6,300 14,236 7,030	9,079 8,003 4,687	6,732 485 11,837
Ryan T. Vero	2005 2004 2003	1,050 4,773 —	0 — —	5,528 449 16
Phillip P. DePaul	2005 2004 2003	6,300 3,217 —	0 — —	3,407 326 8

  (*)
  Includes amounts deferred under the company's 2001 Key Executive Deferred Compensation Plan (KEDCP) into which the accrued account balances under its previous deferred compensation plans were merged with the exception of some of the accrued account balances under the 1982 Executive Officer Deferred Compensation Plan, 2005 Deferred Compensation Plan (DCP) and Executive Savings Deferral Plan (ESDP) each of which are unfunded plans. Under these plans, officers and other key employees could irrevocably elect to defer receipt of a portion of their base salary and bonus until termination of employment.

  For 2005, executives could defer up to 50% of their base salary and up to 90% of their bonus until termination of employment. For the KEDCP and DCP plans, a participant's account is generally credited with an interest rate equal to 130% of Moodys' Composite Average of Yields on Corporate Bonds. For the Savings Plan and ESDP, participants can choose different investment funds including OfficeMax Common Stock.

  For amounts deferred through December 31, 2004 into the KEDCP, a participant's account is generally credited with an interest rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds and/or with stock units. Each stock unit is equal in value to one share of the company's common stock. The company made an additional contribution to each participant's stock unit account equal to 25% of the participant's contribution. Participants could also choose to defer the matching contribution the company would normally make to the ESOP Fund of the Savings and Supplemental Retirement Plan (SSRP). The matching contribution was equal to $0.50 on the dollar ($0.70 on the dollar for participants who were not employees of the office products business before October 29, 2004, as well as a discretionary match for such employees who were hired on or after November 1, 2003) up to the first 6% of eligible compensation. The company's SSRP (renamed the OfficeMax Savings Plan effective January 1, 2005) is a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code and contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

  (**)
  Accruals of above market interest only apply to the KEDCP and the DCP.

  (***)
  For 2005, the company provided a basic group term life plan until April 1 and then the participants were enrolled in an executive officer life insurance program for all senior vice presidents and above. The amount reflected includes the total for both plans offered.

  Mr. Harad's 2005 amount includes (1) $7,260,000 representing severance payments made pursuant to his employment agreement dated October 29, 2004, discussed on page 40 and (2) $110,102 representing vacation pay previously earned, but not taken, paid to Mr. Harad following his retirement. Mr. Milliken's 2005 amount includes (1) $4,041,423 representing severance payments made pursuant to his Agreement effective July 13, 2005, discussed on page 46 and (2) $127,370 representing vacation pay previously earned, but not taken, paid to Mr. Milliken following his retirement. Mr. Crumley's 2005 amount includes (1) $1,761,130 representing severance payments made pursuant to his Agreement dated July 26, 2004, discussed on page 47, (2) $28,955 representing vacation pay previously earned, but not taken, paid to Mr. Crumley following his retirement, and (3) $69,702 representing a lump sum payment equal to twenty-four times 150% of the sum of all relevant monthly premiums under the life, disability, accident and healthcare insurance plans of the company plus 1/12 the annual allowance for financial counseling services.

Stock Option Table

        The following table sets forth information regarding nonqualified stock options granted by OfficeMax to the named executive officers during the last fiscal year. Messrs. Duncan and Civgin received nonqualified stock options according to their employment agreements on their dates of hire.

Option/SAR Grants In Last Fiscal Year

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Option Exercise Price	Market Price on Date of Grant
					Expiration Date
Optionee Name						0%	5%	10%

Sam K. Duncan (1)	180,000	58.03%	$32.66	$32.66	04/18/2015	$0	$3,697,146	$9,369,293
	70,000	22.57%	$32.66	$32.66	04/18/2015	$0	$1,437,779	$3,643,614
Don Civgin (2)	32,000	10.32%	$30.70	$30.70	10/03/2015	$0	$617,826	$1,565,693
	18,200	5.87%	$30.70	$30.70	10/03/2015	$0	$351,389	$890,488
Theodore Crumley	—	—	—	—	—	—	—	—
Phillip P. DePaul	—	—	—	—	—	—	—	—
George J. Harad	—	—	—	—	—	—	—	—
Christopher C. Milliken	—	—	—	—	—	—	—	—
Michael D. Rowsey	—	—	—	—	—	—	—	—
Ryan T. Vero	—	—	—	—	—	—	—	—

(1)
180,000 of Mr. Duncan's stock options vest 20% per year for five years and have a ten year exercise period and 70,000 of Mr. Duncan's stock options vest 33 1/3% per year for three years and have a ten year exercise period.

(2)
Mr. Civgin's stock options vest 33 1/3% per year and have a ten year exercise period.

        The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the named executive officers upon the exercise of stock options during 2005 and also states the year-end gross value of unexercised stock options held by these executives.

Aggregate Option/SAR Exercises for 2005 and 2005 Option/SAR Values

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options/SARs at 12/31/05(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at 12/31/05($) Exercisable/ Unexercisable(2)

Sam K. Duncan	0	$0	0/250,000	$0/$0
Don Civgin	0	0	0/50,200	$0/$0
Phillip P. DePaul	0	0	0	$0/$0
Michael D. Rowsey	0	0	30,300/0	$0/$0
Ryan T. Vero	0	0	0	$0/$0
Christopher C. Milliken	113,733	$666,511	61,900/0	$0/$0
George J. Harad	0	0	1,316,700/0	$76,250/$0
Theodore Crumley	0	0	346,600/0	$14,335/$0

(1)
The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise.

(2)
This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 2005, $25.36, exceeded the options' exercise price.

 Equity Compensation Plan Information

        Our shareholders have approved all of the company's equity compensation plans, including the Director Stock Compensation Plan and the OfficeMax Incentive and Performance Plan. The following table summarizes the number of shares of our common stock that may be issued under our equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan Category(*)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(#)

Equity compensation plans approved by security holders	6,754,951	(1)	$27.6149	4,568,233	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	6,754,951		$27.6149	4,568,233

(1)
Includes 62,233 shares issuable under our Director Stock Compensation Plan, 108,500 shares issuable under our Director Stock Option Plan, 5,248,612 shares issuable under our Key Executive Stock Option Plan, 110,429 shares issuable under our 2001 Key Executive Deferred Compensation Plan and 1,225,177 shares issuable under the OfficeMax Incentive and Performance Plan. The Director Stock Option Plan and Key Executive Stock Option Plan have been replaced by the OfficeMax Incentive and Performance Plan.

(2)
As of December 31, 2005, 53,491 shares were issuable under the Director Stock Compensation Plan and 4,514,742 shares were issuable under our OfficeMax Incentive and Performance Plan.

 Other Compensation and Benefit Plans

Deferred Compensation

  1982 Executive Officer Deferred Compensation Plan

        Under our 1982 Executive Officer Deferred Compensation Plan, executive officers elected before January 1, 1987, could defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount up to 3.6% of his or her compensation imputed to deferrals under the plan in lieu of matching contributions to the Savings and Supplemental Retirement Plan. This plan is not funded, and its cost is largely offset by participant salary deferrals.

        The benefit payable to each participant under this plan upon retirement at age 65 is determined by the amount of salary deferred, any amount we have contributed, and the number of years to normal retirement age at the time of contribution. We pay the benefits in equal monthly installments up to 15 years. Participants may also elect to receive their accrued balance in a lump sum, but they will incur a 10% penalty and will be suspended from making contributions to any of our deferred compensation plans for a period of 12 months.

        The following table outlines the contributions and benefits under this plan for Mr. Harad as of December 31, 2005. Mr. Harad was the only one of our named executive officers to participate in this plan.

Name	Years of Service Upon Termination	Participant's Total Contribution	Annual Benefit at Age 65

George J. Harad	34	$87,225	$118,120

  Executive Savings Deferral Plan

        On December 9, 2004, the Executive Compensation Committee of our board of directors adopted the Executive Savings Deferral Plan. Our executive officers and other key employees are eligible to participate in the plan. Participants may defer a percentage of their salary and bonus. The percentage may not exceed 50% of the participant's salary and 90% of the participant's bonus, subject to the limitations described in the plan. We will make a matching credit to the participant's account in an amount equal to 50% of the compensation deferred by the participant (up to 6% of the participant's compensation, and subject to other limitations). A participant will not be vested in his or her matching contributions until such participant has completed three years of service with the company. Each participant must allocate amounts credited to his or her account among various investment funds, which include a company stock fund. Amounts deferred will be distributed, as more specifically described in the plan, at the time elected by the participant. The plan provides for payment in cash in a lump sum or in annual installments, as elected by the participant. Of our named executive officers, Messrs. Milliken and DePaul elected to participate in the plan in 2005.

  2005 Deferred Compensation Plan

        On December 9, 2004, the Executive Compensation Committee of our board of directors adopted the 2005 Deferred Compensation Plan. Some of our senior managers and highly compensated employees, specifically those individuals who were former participants in our former deferred compensation plans, are eligible to participate in the plan. Participants may defer a percentage of their salary and bonus. The percentage must be a minimum of 6% of the participant's compensation, and cannot exceed the percentage such participant was deferring under the company's 2001 Key Executive Deferred Compensation Plan as of December 31, 2004. The company will make a matching credit to the participant's account in an amount equal to 50% of the compensation deferred by the participant (up to 6% of the participant's compensation, and subject to other limitations). Deferred amounts are credited with interest calculated according to the terms of the plan. Amounts deferred will be distributed, as more specifically described in the plan, at the time elected by the participant. No additional deferrals will be permitted under this plan after December 31, 2007. The plan provides for payment in cash in a lump sum or in annual installments, as elected by the participant. Of our named executive officers, Messrs. Milliken, Crumley, and Rowsey were eligible and elected to participate in the plan in 2005.

Deferred Compensation and Benefits Trust

        The company has established a deferred compensation and benefits trust. The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control or an actual change in control of OfficeMax (as defined in the plans and the agreements) occurs, the trust will be funded at the discretion of our Executive Compensation Committee. If the trust is, in fact, funded, it will pay benefits to participants and beneficiaries under our nonqualified and unfunded deferred compensation plans and the executive officer agreements in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company becomes bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

Pension Plan

        Our defined benefit pension plan for salaried employees entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to:

  •
  1.25% of the average of the highest five consecutive years of compensation (as defined in the plan) out of the last 10 years of employment, multiplied by the participant's years of service through December 31, 2003, plus

  •
  a Special Transition Benefit for Boise Office Solutions employees eligible for the salaried Pension Plan and employed by OfficeMax on January 1, 2004.

        The following table reflects estimated annual benefits payable based on various compensation and years of service combinations.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40

$300,000	$56,250	$75,000	$93,750	$112,500	$131,250	$150,000
400,000	75,000	100,000	125,000	150,000	175,000	200,000
500,000	93,750	125,000	156,250	187,500	218,750	250,000
600,000	112,500	150,000	187,500	225,000	262,500	300,000
700,000	131,250	175,000	218,750	262,500	306,250	350,000
800,000	150,000	200,000	250,000	300,000	350,000	400,000
900,000	168,750	225,000	281,250	337,500	393,750	450,000
1,000,000	187,500	250,000	312,500	375,000	437,500	500,000
1,200,000	225,000	300,000	375,000	450,000	525,000	600,000
1,400,000	262,500	350,000	437,500	525,000	612,500	700,000
1,600,000	300,000	400,000	500,000	600,000	700,000	800,000
1,800,000	337,500	450,000	562,500	675,000	787,500	900,000

        Benefits under the plan for executive officers were frozen as of December 31, 2003, with one additional year of service granted to those participants on January 1, 2004, based on a 1% (rather than a 1.25%) formula. Effective November 1, 2003, new employees, rehired employees, and hourly employees who transferred to a full-time position were not eligible to participate in the plan.

        Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's variable incentive compensation programs (only "Salary" and "Bonus" from the "Summary Compensation Table" on page 29. As of December 31, 2005, the average of the highest five consecutive years of compensation for 1996 through 2005 and the years of service for the named executive officers are as follows:

Name	Compensation	Years of Service

Sam K. Duncan(1)	$0	0
George J. Harad(2)(3)	2,485,599	37
Christopher C. Milliken(4)	746,508	27
Don Civgin(1)	0	0
Theodore Crumley(3)	718,108	34
Phillip P. DePaul(1)	0	0
Michael D. Rowsey(4)	253,562	5
Ryan T. Vero(1)	0	0

(1)
Messrs. Duncan, Civgin, Vero, and DePaul are not eligible to participate in the OfficeMax Pension Plan for Salaried Employees.

(2)
Includes additional years of service to which Mr. Harad may be entitled under his employment agreement, described in further detail on page    .

(3)
Pension benefits for Messrs. Harad and Crumley were frozen as of December 31, 2004.

(4)
Pension benefits for Messrs. Milliken and Rowsey were frozen as of December 31, 2003. Their compensation for purposes of this table does not include 2004 base salary or any amounts earned under the company's variable incentive compensation programs.

        As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An eligible employee is 100% vested in his or her pension benefit after five years of service, except for breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The Supplemental Pension Plan will also provide payments to the extent that participation in the deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan. Under the provisions of the Supplemental Pension Plan, participants are distributed in a lump sum the present value calculation of their benefit on February 1 of the calendar year following the year in which termination occurs unless they elect: 1) the same form of benefit payment as elected under the Salaried Pension Plan, or 2) monthly installments over a period not to exceed 15 years commencing no later than the first of the month following the participant's 65th birthday.

        In the event of a change in control (as defined in the Supplemental Pension Plan), the Supplemental Pension Plan restricts our ability or our successor's ability to recoup surplus plan assets, if any exist. In general, after a change in control, the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis if the plan is terminated, merged, or consolidated with another plan, or the assets are transferred to another plan. After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

Supplemental Early Retirement Plan

        The Supplemental Early Retirement Plan applies to executive officers:

  •
  55 years old or older (58 years old or older for officers elected on or after June 1, 2004);

  •
  who have ten or more years of service as defined in the Salaried Plan;

  •
  who have served as an executive officer for at least five full years; and

  •
  who retire before age 65.

        Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement. Officers who are not eligible to participate in the Pension Plan for Salaried Employees have no benefit under this plan. Officers elected after October 1, 2004, are not eligible to participate in the plan.

Other Benefit Programs

        Officers of the company with the title of senior vice president or higher are eligible to participate in our Executive Life Insurance Program, which was adopted in February 2005. Participants may purchase a life insurance policy from a designated insurance carrier. Policy premiums, subject to some limitations, will be paid by the company and will be treated as taxable compensation to the participants. Upon termination of the participant's employment, the company will cease to pay premiums.

        Officers of the company with the title of senior vice president or higher are eligible to participate in the Officer Annual Physical Program, which became effective in 2005. Under the program, the company reimburses participating officers the costs related to an annual physical examination, up to a maximum of $1,000 each calendar year. Reimbursements will be treated as taxable income to the officer and will include an allowance for applicable taxes.

        Officers of the company with the title of senior vice president or higher are eligible to participate in our Financial Counseling Program, which we adopted in 2005. Under the program, the company reimburses participating officers for investment planning, tax preparation, tax planning and compliance, and estate planning. Participants may be reimbursed up to a maximum of $5,000 each calendar year, provided that unused amounts up to $5,000 may carry forward from year to year. Reimbursements will be treated as taxable income to the officer and will include an allowance for applicable taxes.

Executive Officer Severance Agreements

        Except to the extent otherwise described below under "Executive Officer Agreements," all of our employees, including our executive officers, are employed at the will of the company. Some of our executive officers, however, have agreements that formalize their severance benefits if the executive officer is terminated in any instance or after a change in control of the company (as defined in the agreement). The agreements provide severance benefits and protect other benefits that the officers have already earned or reasonably expect to receive under our employee benefit plans.

        Under the change in control agreements, the officer will receive the benefits provided under the agreement if, after a change in control, the officer's employment is terminated other than for cause or disability (as defined in the agreement) or if the officer terminates employment after actions (as specified in the agreement) that adversely affect the officer are taken. Under the agreement, the officer must remain employed with us for six months following the first potential change in control.

        These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control. The board of directors believes that the agreements are in the best interests of our shareholders and the company.

        The benefits under the agreements include:

  •
  the officer's salary through the termination date;

  •
  severance pay equal to one times (two times for presidents and executive vice presidents) (three times for the chief executive officer) the officer's annual base salary and target incentive pay (which shall be 80% of the officer's target annual incentive for terminations occurring prior to March 1, 2008, and which shall be the average annual incentive earned during the three years preceding termination for terminations occurring on or after March 1, 2008), in lieu of any severance pay to which the officer would be entitled under the severance pay policy for Executive Officers, which is currently the amount of the officer's annual base salary; and

  •
  pay for accrued but unused time off.

For those officers eligible for the Supplemental Early Retirement Plan, immediate eligibility under that plan is also provided.

        The agreements provide four additional benefits. First, we will maintain for up to one year (two years for the chief executive officer) all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination at substantially the same cost to the officer, or we will substitute similar arrangements at substantially the same cost to the officer, or we will pay the officer a sum equal to 150% of twelve times (or twenty-four times for the chief executive officer) the monthly group premium, less the employee contribution amount, for such plans and programs. Second, if the officer is eligible to participate in our Executive Life Insurance Program, we will pay premiums for the plan for one year (two years for the chief executive officer) following termination. Third, if there is a dispute, we will pay reasonable legal fees and expenses that the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer's total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments, provided that if the value of the payments subject to excise taxes is not more than 110% of the value of payments that could be provided without triggering excise taxes, then the value of payments to the officer will be reduced to the amount that can be provided without triggering excise taxes.

        The estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement based on 2005 compensation figures based on estimated base salary, bonus, and health and welfare benefits (in excess of the benefits to which the officer is entitled without the agreement) is:

• Sam K. Duncan	$5,225,448
• George J. Harad	0
• Christopher C. Milliken	0
• Don Civgin	1,530,830
• Theodore Crumley	0
• Phillip P. DePaul	447,210
• Michael D. Rowsey	1,690,249
• Ryan T. Vero	1,548,257

        Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans and upon the market price of our common stock.

        Each agreement is effective for two years. On January 1 of each year, the agreement will automatically extend so as to terminate on the 2nd anniversary of such date, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

Executive Officer Agreements

  Agreement with Mr. Harad

        On October 29, 2004, we entered into an employment agreement with Mr. Harad, who, at that time, became the executive chairman of our board of directors. Mr. Harad previously served as chairman of our board of directors, chief executive officer, and president. We entered into the agreement to secure Mr. Harad's service as executive chairman of OfficeMax through June 30, 2005 (the "Separation Date"). Mr. Harad returned as our chief executive officer in February 2005, but did not receive additional compensation for that role.

        During the term of the agreement, we paid Mr. Harad a salary at an annual rate of $1,100,000. Within ten days of the Separation Date, we paid him a bonus of $1,320,000. This bonus payment was in lieu of Mr. Harad's participation in the company's 2004 long term incentive program after October 29, 2004, and in lieu of his participation in any of the company's 2005 incentive programs. As a retention payment for continuing to serve the company during this period, we also paid Mr. Harad a retention bonus of $1,500,000. At the time of his separation from service, pursuant to the agreement, Mr. Harad was paid severance equal to three years of his annual salary ($1,100,000) and target bonus ($1,320,000), for an aggregate severance payment of $7,260,000.

        For three years following the Separation Date, Mr. Harad will continue to be eligible to participate in the company's healthcare programs, assuming he makes all required premium payments. The estimated cost to the company of this benefit is approximately $16,000. Mr. Harad will be eligible to participate in the company's disability and accident insurance plans, at a negligible cost to the company, and will receive a financial counseling allowance of $5,000 per year for three years. Mr. Harad already participates and is vested in the supplemental life insurance program. Under the agreement, the company will continue to pay annual premiums of $9,000 through 2013.

        For purposes of Mr. Harad's pension benefit, he will be deemed to have accrued three additional years of service in addition to any service accrued through June 30, 2005. He will also be deemed to have earned compensation for each year of the three additional years of service equal to his annual salary of $1,100,000 and target bonus of $1,320,000. This additional pension benefit has an estimated aggregate value of $4,300,000.

        We have also agreed to reimburse Mr. Harad, for two years following the Separation Date, for office space and secretarial assistance in an amount not to exceed $80,000 per year. Mr. Harad also had access to the company's corporate plane for business purposes until the Separation Date.

        If any payments or benefits paid to Mr. Harad under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Harad is subject to excise tax under the Internal Revenue Code, the company has agreed that Mr. Harad will be entitled to receive an additional gross up payment to place Mr. Harad in the same position he otherwise would have been had the excise tax not been payable.

        Mr. Harad has agreed to a covenant not to compete in the office products distribution and/or office products retail businesses in any geographic area in which the company does business as of the Separation Date for a three year period following the Separation Date. If Mr. Harad violates the covenant, he will be obligated to repay a portion of his severance payments which correspond to the number of full months remaining in the noncompete period at the time the breach occurred. Mr. Harad also agreed that he will not directly or indirectly solicit or attempt to solicit any managerial level employee of the company to leave employment to accept employment with, or render services to, any other company.

        The company's indemnification and defense obligations to Mr. Harad will continue for a period of six years following the Separation Date.

  Agreement with Mr. Duncan

        On April 14, 2005, we entered into an employment agreement with Mr. Duncan to serve as the company's Chief Executive Officer and President. The employment agreement provides that Mr. Duncan's employment commenced on April 18, 2005 (the "Effective Date") and will end on April 17, 2008 (the "Term"). On the last date of the Term, and on each anniversary thereof, the Term shall be automatically extended for an additional one-year period, unless either party provides the other party at least 90 days prior written notice of non-renewal. During the Term, Mr. Duncan will be based at the company's headquarters in Itasca, Illinois.

        During the Term, Mr. Duncan will receive an annual base salary of $850,000, payable in accordance with the company's regular payroll practices for senior executives, subject to periodic review by the Executive Compensation Committee of the company's board of directors for possible increase. On February 10, 2006, the board of directors approved an increase in Mr. Duncan's salary to $900,000, effective April 2, 2006.

        During the Term, Mr. Duncan will participate in the company's annual cash incentive compensation plans. Awards under these plans are granted pursuant to the OfficeMax Incentive and Performance Plan (the "OMIPP"). Under these plans, Mr. Duncan will be eligible to receive specified percentages of his base salary if targets and performance measures set by the Executive Compensation Committee of the board of directors are achieved. Mr. Duncan's annual target cash incentive shall equal at least 100% of his annual base salary in effect at the beginning of the applicable fiscal year, with a maximum potential award equal to 225% of his annual base salary. The performance measures applicable to the company's 2005 Annual Incentive Plan are: sales growth, return on sales and EBIT dollars. Notwithstanding the performance goals, Mr. Duncan's Award Agreement provides that, for 2005 only, he was to receive a minimum award of 100% of his base salary. For future years, however, no award will be earned or paid under the Award Agreement unless the company has net income. The Compensation Committee reserves the right to reduce the award, whether or not the performance goals have been met, but not below the minimum award described above.

        Pursuant to the employment agreement, on April 18, 2005, Mr. Duncan was granted a ten-year nonqualified option (the "Initial Option") to purchase 70,000 shares of the company's common stock. The Initial Option has an exercise price equal to $32.66 per share. The Initial Option shall vest and become fully exercisable with respect to one third of the shares of company common stock subject to the Initial Option on each of the first three anniversaries of the grant date. In the event that Mr. Duncan is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the third anniversary of the grant date (each, a "Proration Event"), then a pro rata amount of unvested shares of common stock subject to the Initial Option will become exercisable as described in the Initial Option Agreement. Upon termination for any other reason prior to the third anniversary of the grant date, all unvested options will be forfeited. The Initial Option must be exercised on or before the earliest of (i) the tenth anniversary of the grant date; (ii) one year after termination of employment as a result of retirement, death, or Disability, provided that Mr. Duncan has not, as of the date of the exercise of the Initial Option, commenced employment with any competitor (as defined in the Initial Option Agreement); (iii) one year after termination of employment as a result of any of the Proration Events, provided that Mr. Duncan has not, as of the date of the exercise of the Initial Option, commenced employment with any competitor (as defined in the Initial Option Agreement); or (iv) one year after termination of Mr. Duncan's employment for any other reason. The Initial Option shall be canceled immediately if Mr. Duncan is terminated for disciplinary reasons, as defined in the company's executive officer severance pay policy. The Initial Option will become fully vested and exercisable immediately upon a change in control prior to the third anniversary of the grant date if the Initial Option is not continued or replaced following such change in control or if Mr. Duncan is terminated in a qualifying termination, as defined in the Change in Control Agreement. The Initial Option is governed by the provisions of the OMIPP and the Initial Option Agreement.

        Pursuant to the employment agreement, on April 18, 2005, Mr. Duncan was also granted an additional 10-year nonqualified option (the "Other Option") to purchase 180,000 shares of the company's common stock. The Other Option has a per share exercise price equal to $32.66 per share. The Other Option shall vest with respect to 20% of the company common stock on each of the first five anniversaries of the grant date. In the event that Mr. Duncan is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the fifth anniversary of the grant date, then a pro rata amount of unvested shares of common stock subject to the Other Option will become exercisable as described in the Other Option Agreement. Upon termination for any other reason prior to the fifth anniversary of the grant date, all unvested options will be forfeited. In all other respects, the terms of the Other Option are the same as the terms of the Initial Option described above. The Other Option is governed by the provisions of the OMIPP and the Other Option Agreement.

        Pursuant to the employment agreement, on April 18, 2005, Mr. Duncan was granted an aggregate of 35,000 restricted stock units ("Initial Restricted Stock Units"). One third of the Initial Restricted Stock Units shall vest on each of the first three anniversaries of the grant date. Vested Initial Restricted Stock Units will be paid in shares of OfficeMax Common Stock. In the event that Mr. Duncan is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the third anniversary of the grant date, then a pro rata amount of unvested Initial Restricted Stock Units shall vest as described in the Award Agreement. Upon termination for any other reason prior to the third anniversary of the grant date, all unvested Initial Restricted Stock Units will be forfeited. The Initial Restricted Stock Units will become fully vested immediately upon a change in control (as defined in the OMIPP) prior to the third anniversary of the grant date if the award is not continued or replaced following the change in control or if Mr. Duncan is terminated in a qualifying termination, as defined in the Change in Control Agreement. The Initial Restricted Stock Units may not be sold, assigned, pledged or otherwise encumbered prior to vesting. Mr. Duncan will not receive dividends or be entitled to vote with respect to the Initial Restricted Stock Units. The Initial Restricted Stock Units are subject to the provisions of the OMIPP and the Restricted Stock Unit Award Agreement.

        Pursuant to the employment agreement, on April 18, 2005, Mr. Duncan was granted an additional aggregate of 15,000 restricted stock units under the Plan (the "Other Restricted Stock Units"). 20% of the Other Restricted Stock Units shall vest on each of the first five anniversaries of the grant date. In the event that Mr. Duncan is involuntarily terminated not for Cause (as defined in the Employment Agreement) or terminates employment as a result of death or Disability or voluntarily for Good Reason (as defined in the Employment Agreement) prior to the fifth anniversary of the grant date, then a pro rata amount of unvested Other Restricted Stock Units will become exercisable as described in the Award Agreement. Upon termination for any other reason prior to the fifth anniversary of the grant date, all unvested Other Restricted Stock Units will be forfeited. In all other respects, the terms of the Other Restricted Stock Units are the same as the terms of the Initial Restricted Stock Units described above. The Other Restricted Stock Units are subject to the provisions of the OMIPP and the Restricted Stock Unit Award Agreement.

        Commencing with the company's 2006 fiscal year and annually thereafter while Mr. Duncan is employed during the Term, the company shall grant to Mr. Duncan long-term incentive compensation awards (which may consist of equity awards, long-term cash awards or other forms of long-term incentive compensation, and shall have such other terms and conditions, as determined by the Executive Compensation Committee) with a present value (as determined by the Executive Compensation Committee) approximately equal to 350% of Mr. Duncan's then-current annual base salary.

        Upon the fifth anniversary of the Effective Date, Mr. Duncan (if employed by the company on such anniversary) shall vest in a supplemental pension benefit (the "Supplemental Pension Benefit") in an annual amount equal to the product of (A) two percent (2%) of the sum of (1) the average amount of annual base salary earned by Mr. Duncan with respect to the five most recently completed years of Mr. Duncan's employment with the company plus (2) the average amount of the annual cash bonuses earned by Mr. Duncan for the company's five completed fiscal years immediately preceding the termination of Mr. Duncan's employment and (B) the number of completed full years of Mr. Duncan's employment with the company (provided that Mr. Duncan shall be deemed to have completed a full calendar year of employment with the company for 2005). The amount of Mr. Duncan's Supplemental Pension Benefit shall be offset by any amounts payable to Mr. Duncan under any qualified or nonqualified pension plans of the company and by the amount of Mr. Duncan's benefit from Social Security.

        If, during the Term, the company terminates Mr. Duncan's employment for any reason other than Cause, death or Disability, or Mr. Duncan terminates his employment for Good Reason, subject to the terms of the Employment Agreement, the company shall pay to Mr. Duncan, not later than 30 days following the date of termination, (i) a lump sum in cash equal to two times the sum of Mr. Duncan's annual base salary immediately prior to the date of termination, plus the greater of (A) Mr. Duncan's annual target bonus for the fiscal year in which the date of termination occurs or (B) the annual target bonus described in the Employment Agreement; and (ii) any portion of Mr. Duncan's annual base salary and previously earned but unpaid bonus through the date of termination that has not yet been paid. In addition, the company shall pay or provide to Mr. Duncan all compensation and benefits payable to Mr. Duncan under the terms of the company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the date of termination.

        If Mr. Duncan's employment is terminated by reason of Mr. Duncan's death or Disability during the Term, the company shall pay to Mr. Duncan, his designated beneficiary or his estate, within 30 days following the date of termination, a lump sum in cash equal to the sum of any portion of Mr. Duncan's annual base salary earned but unpaid through the date of termination and previously earned but unpaid bonus through the date of termination. In addition, the company shall pay or provide to Mr. Duncan all compensation and benefits payable to Mr. Duncan under the terms of the company's compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

        If Mr. Duncan's employment is terminated by the company for Cause or Mr. Duncan voluntarily terminates employment other than for Good Reason during the Term, Mr. Duncan shall be entitled to a lump sum in cash within 30 days after the date of termination equal to any portion of Mr. Duncan's annual base salary and bonus earned but unpaid through the date of termination. In addition, the company shall pay or provide to Mr. Duncan all compensation and benefits payable to Mr. Duncan under the terms of the company's compensation and benefits plans, programs or arrangements as in effect immediately prior to the date of termination.

        Mr. Duncan and the company entered into a change of control agreement (the "Change of Control Agreement") substantially similar to those available to other senior executives. If

Mr. Duncan's employment is terminated under circumstances entitling him to severance benefits under the Employment Agreement and the Change of Control Agreement, the severance payments due under the Employment Agreement shall be offset by similar payments and benefits provided under the Change of Control Agreement.

        During the Term, Mr. Duncan will be entitled to participate in the company's retirement plans, its fringe benefit and perquisite programs and welfare benefit plans and programs on the same terms as other senior officers of the company.

        Mr. Duncan's employment agreement contains customary confidentiality, non-solicitation, disparagement and noncompetition provisions.

  Agreement with Mr. Civgin

        On September 19, 2005, we entered into a Letter Agreement with Don Civgin, effective October 3, 2005, to serve as our Executive Vice President, Finance and to assume the title of chief Financial Officer on November 3, 2005.

        Pursuant to the Letter Agreement, Mr. Civgin's initial base salary will be $475,000 per annum. Mr. Civgin will be eligible to participate in the company's annual cash incentive compensation plan. Awards under this plan are granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the "OMIPP"). Mr. Civgin will be eligible to receive a specified percentage of his base salary if targets and performance measures set by the Executive Compensation Committee of the Board are achieved. Mr. Civgin's annual target cash incentive shall equal at least 55% of his annual base salary in effect at the beginning of the applicable fiscal year. The performance measures applicable to the company's 2005 plan are: same store sales growth, return on sales and EBIT dollars. Mr. Civgin will be guaranteed a 2005 bonus, at not less than 55% of his base salary, which will be pro-rated based on Mr. Civgin's start date. Mr. Civgin will also receive restricted stock units and stock options, on the terms set forth in their respective award agreements, described below.

        On October 4, 2005, we entered into a Restricted Stock Unit Award Agreement (the "RSU Award Agreement") with Mr. Civgin in order to grant Restricted Stock Units (the "Award") pursuant to the OMIPP. The Award consists of 38,000 restricted stock units, at no cost to Mr. Civgin. One third of the Restricted Stock Units shall vest and be paid in company common stock on each of the first three anniversaries of the grant date, subject to possible deferral in the circumstances described in the RSU Award Agreement. If Mr. Civgin terminates employment for any reason prior to the third anniversary of the grant date, the restricted stock units which have not vested will be forfeited. In the event of a change in control, as defined in the RSU Award Agreement, the vesting of the Award may accelerate under certain circumstances described in the RSU Award Agreement.

        On October 4, 2005, we entered into a Nonstatutory Stock Option Award Agreement (the "Stock Option Agreement") with Mr. Civgin in order to grant a stock option pursuant to the OMIPP. The Stock Option Agreement provides Mr. Civgin the right to purchase 50,200 shares of company common stock at a price of $30.70 per share. On each of the first three anniversaries of the award date, the option shall become exercisable with respect to one-third of the shares subject to the option. If Mr. Civgin terminates employment for any reason prior to the third anniversary of the award date, the portion of the stock option which has not vested will be forfeited. The stock option must be exercised on or before the earliest of (a) the tenth anniversary of the award date; (b) five years after Mr. Civgin retires (after attaining age 55 and completing 10 years of service with the company), dies, or becomes totally and permanently disabled, provided that Mr. Civgin has not, as of the date of the exercise of the stock option, commenced employment with any competitor of the company (as defined in the Stock Option Agreement); and (c) three months after Mr. Civgin terminates employment for any other reason. The option will be cancelled immediately if Mr. Civgin is terminated for disciplinary reasons as defined in the Stock Option Agreement. In the event of a change in control, as defined in the Stock Option Agreement, the vesting of the option may accelerate under certain circumstances described in the Stock Option Agreement.

        On October 3, 2005, we entered into a change in control agreement (the "Change in Control Agreement") with Mr. Civgin that is substantially similar to change in control agreements available to the company's other senior executives.

        On October 3, 2005, we entered into a nondisclosure and noncompetition agreement (the "Agreement") with Mr. Civgin. This Agreement requires Mr. Civgin to refrain from divulging confidential information of the company during the course of his employment, except as is necessary to discharge his duties, and after termination of employment. The Agreement also subjects Mr. Civgin to an agreement not to be employed in the same or similar capacity as he was employed by OfficeMax during the term of his employment and for a period of 12 months thereafter for a competitor (as described in the Agreement) in North America. During employment and for two years after termination, Mr. Civgin agrees not to solicit current or certain former customers, current or certain former employees or suppliers of the company. The Agreement also contains a standard non-disparagement clause.

        Mr. Civgin will be eligible to receive twelve months of severance under the company's severance policy applicable to executive officers, if he is terminated involuntarily, and not for disciplinary reasons. Mr. Civgin will be entitled to participate in the company's benefit plans and programs on the same terms as other senior officers of the company.

  Agreement with Mr. Vero

        On December 10, 2003, and in connection with the acquisition by Boise Cascade Corporation of OfficeMax, Inc., we also entered into an employment agreement with Ryan T. Vero, Executive Vice President—Merchandising. The agreement is for a term of 36 months. During the term of the agreement, Mr. Vero will be based at the company's headquarters in Itasca, Illinois.

        During the term of the agreement, we will pay Mr. Vero a base salary of no less than $350,000 per year. He also became eligible to participate in the annual and long-term incentive programs available to certain employees. The company also agreed to pay cash retention incentives to Mr. Vero in the amount of $130,000, $130,000, and $390,000 at the end of the 12, 24, and 36 month period, respectively, of the three year term, for an aggregate retention incentive of $650,000. The $130,000 retention incentives paid to Mr. Vero under this agreement in 2004 and 2005 are included in the "Summary Compensation Table" on page 29.

        If Mr. Vero's employment is terminated for any reason other than cause or disability, or due to his death, after the 24th month of the agreement, but before the end of the three year term of the agreement, then in exchange for a general release, Mr. Vero is due: (a) severance equal to one year's salary at his then current rate; (b) a pro rata portion of any unpaid retention incentive remaining; and (c) payment under any bonus program if any is due in accordance with the terms of the plan.

        Mr. Vero will also be eligible to participate in the company's other life, disability, and accident insurance plans.

        If any payments or benefits paid to Mr. Vero under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Vero is subject to excise tax under the Internal Revenue Code, we have agreed that Mr. Vero will be entitled to receive an additional gross up payment to place him in the same position he otherwise would have been had the excise tax not been payable, subject to certain limitations.

        Mr. Vero has agreed to a one year noncompete covenant such that he will not compete in the office products retail business and/or the sale or distribution of office supplies, paper, office furniture, computer consumables, or related office products or services in any of the geographic areas in which the company does business as of the date of his termination or resignation.

  Agreement with Mr. DePaul

        On December 10, 2003, and in connection with the acquisition by Boise Cascade Corporation of OfficeMax, Inc., we also entered into an employment agreement with Phillip P. DePaul, Senior Vice President and Controller. The agreement is for a term of 36 months.

        During the term of the agreement, we will pay Mr. DePaul a base salary of no less than $275,000 per year. He also became eligible to participate in the annual and long-term incentive programs available to certain employees. The company also agreed to pay cash retention incentives to Mr. DePaul in the amount of $39,000, $39,000, and $117,000 at the end of the 12, 24, and 36 month period, respectively, of the three year term, for an aggregate retention incentive of $195,000. The $39,000 retention incentives paid to Mr. DePaul under this agreement in 2004 and 2005 are included in the "Summary Compensation Table" on page 29.

        If Mr. DePaul's employment is terminated for any reason other than cause or disability, or due to his death, after the 24th month of the agreement, but before the end of the three year term of the Agreement, then in exchange for a general release, Mr. DePaul is due: (a) severance equal to one year's salary at his then current rate; and (b) payment under any bonus program if any is due in accordance with the terms of the plan.

        Mr. DePaul will also be eligible to participate in the company's other life, disability, and accident insurance plans.

        If any payments or benefits paid to Mr. DePaul under this agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. DePaul is subject to excise tax under the Internal Revenue Code, we have agreed that Mr. DePaul will be entitled to receive an additional gross up payment to place him in the same position he otherwise would have been had the excise tax not been payable, subject to certain limitations.

        Mr. DePaul has agreed to a one year noncompete covenant such that he will not compete in the office products retail business and/or the sale or distribution of office supplies, paper, office furniture, computer consumables, or related office products or services in any of the geographic areas in which the company does business as of the date of his termination or resignation.

  Severance Agreement with Mr. Milliken

        We entered into an Agreement effective July 13, 2005, with Christopher C. Milliken, regarding Mr. Milliken's severance and explaining the status of Mr. Milliken's participation in the company's employee benefit programs.

        Mr. Milliken was eligible to receive severance in the amount of $4,417,000 in a lump sum on July 18, 2005, less amounts previously paid to him following his separation from the company. Mr. Milliken was also eligible for a pro rata payment under the company's 2005 Annual Incentive Plan. In addition, the company will continue to pay the premium on Mr. Milliken's supplemental life insurance policy through December 31, 2013. As Mr. Milliken had reached certain age and service requirements at the time of his separation from the company, his separation was considered a retirement for the purpose of determining the status of his existing options under the company's Key Executive Stock Option Plan and his existing restricted stock units granted under the company's Incentive and Performance Plan, as well as his treatment under the company's other benefit plans.

        In consideration for certain of the company covenants in the Agreement, Mr. Milliken unconditionally released the company and its affiliates from any claims arising out of his status as an employee of the company. In addition, the Agreement contained standard confidentiality, nondisclosure and nondisparagement provisions.

  Severance Agreement with Mr. Harad

        The terms of Mr. Harad's Severance Agreement are described in detail under "Agreement with Mr. Harad" on page 40.

  Severance Agreement with Mr. Crumley

        On July 26, 2004, we entered into an agreement with Theodore Crumley, who served as our Executive Vice President and Chief Financial Officer and Executive Vice President, Finance at various times through December 15, 2005 (the "Separation Date").

        The agreement provided that if a "qualifying sale" occurred prior to December 31, 2005, and a "qualifying termination" occurred within 36 months following a qualifying sale, then in exchange for a general release, Mr. Crumley was due the following benefits: (a) a lump-sum payment equal to two times the sum of (i) Mr. Crumley's annual base salary then in effect, plus (ii) Mr. Crumley's target annual incentive for the year in which the termination occurs or the year in which the qualifying sale occurs, whichever is greater; (b) a pro rata portion of any payments due under any bonus programs; and (c) a lump sum payment equal the value of Mr. Crumley's unused and accrued time off less any advanced time off, which amounted to 114.694 hours. The aggregate amount paid to Mr. Crumley pursuant to the provisions described in this paragraph was $1,761,130, less applicable taxes and withholding.

        The agreement also provided that Mr. Crumley would receive, at the company's discretion, either (a) continuation of all life, disability, accident and healthcare insurance plans, and financial counseling services for a period of 24 months, or (b) a lump sum payment equal to twenty-four times 150% of the sum of all relevant premiums for such plans plus 1/12 the annual allowance for financial counseling services. Mr. Crumley was paid $69,702 pursuant to the provisions of this paragraph.

        For purposes of Mr. Crumley's pension benefit, he will be deemed to have accrued two additional years of service in addition to any service accrued through the Separation Date, and earned compensation for each additional year of service equal to the sum of his base salary and target bonus in effect at the Separation Date.

        The company also agreed to continue to pay the premiums on Mr. Crumley's supplemental life insurance policy through December 15, 2007.

        Pursuant to the agreement, Mr. Crumley received a lump sum payment of $2,343,543 and a disbursement of 4,271 stock units, his balances under the company's 2001 Key Executive Deferred Compensation Plan. Mr. Crumley will also receive $70,020 on June 15, 2006, his balance under the 2005 OfficeMax Deferred Compensation Plan.

        If any payments or benefits paid to Mr. Crumley under the agreement are deemed to be parachute payments pursuant to the Internal Revenue Code, and if Mr. Crumley is subject to excise tax under the Internal Revenue Code, the company has agreed that Mr. Crumley will be entitled to receive an additional gross up payment to place Mr. Crumley in the same position he otherwise would have been had the excise tax not been payable.

        Mr. Crumley agreed to a covenant not to compete in the office products distribution and/or office products retail business for a one year period following the Separation Date.

Indemnification

        To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and that arise from their status as directors and officers. We have entered into indemnification agreements with each of our directors, and we insure, within stated limits, directors and officers against such liabilities. The aggregate premium on the insurance policies for 2005 was $2,952,693.

 Other Information

Legal Proceedings Involving Directors

        On April 25, 2005, a putative derivative action, Homstrom v. Harad, et al., was filed in the Circuit Court of Cook County, Illinois. The Homstrom complaint names as defendants the following current and former officers and directors of OfficeMax Incorporated: George J. Harad, Christopher C. Milliken, Theodore Crumley, Gary J. Peterson, Brian P. Anderson, Warren F. Bryant, Claire S. Farley, Rakesh Gangwal, Edward E. Hagenlocker, Gary G. Michael, A. William Reynolds, Francesca Ruiz De Luzuriaga, Jane E. Shaw, Carolyn M. Ticknor, Ward W. Woods, Brian C. Cornell, David M. Szymanski, Richard R. Goodmanson, Donald N. MacDonald, and Frank A. Schrontz. The complaint also names the following former directors of OfficeMax, Inc. as defendants: Michael Feuer, Lee Fisher, Edwin J. Holman, Jerry Sue Thornton, Burnett W. Donoho, Michael F. Killeen, Ivan J. Winfield, and Jacqueline Woods. OfficeMax Incorporated is named as a nominal defendant. On June 1, 2005, a second putative derivative action, Bryan v. Anderson et al., was filed in the Circuit Court of DuPage County, Illinois. This complaint names the following current and former officers and directors of OfficeMax Incorporated as defendants: Brian Anderson, Warren F. Bryant, Brian C. Cornell, Theodore Crumley, Claire S. Farley, Rakesh Gangwal, Edward E. Hagenlocker, George J. Harad, Gary G. Michael, Christopher C. Milliken, A. William Reynolds, Francesca Ruiz De Luzuriaga, Jane E. Shaw, David M. Szymanski, Carolyn M. Ticknor, and Ward W. Woods. OfficeMax Incorporated is named as a nominal defendant. The complaints purport to assert, among other things, various common law derivative claims against the individual defendants including breach of fiduciary duty and unjust enrichment. The complaints seek an award in favor of OfficeMax and against the individual defendants of an unspecified amount of damages, disgorgement of benefits and compensation, equitable or injunctive relief, costs, including attorneys' fees, and such other relief as the court deems just and proper. Pursuant to provisions of company's bylaws, fees and other expenses incurred in connection with the foregoing derivative actions are being advanced on behalf of those present and former officers and directors by the company.

Shareholder Proposals for the 2007 Annual Meeting

        If you wish to submit a proposal to be included in our 2007 proxy statement, we must receive it no later than November 21, 2006.

        All other proposals to be presented at the meeting must be delivered to our corporate secretary, in writing, no later than February 2, 2007. According to our Bylaws, your notice must include:

  •
  a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting;

  •
  your name and address;

  •
  the class and number of shares of our stock that you beneficially own; and

  •
  any material interest you have in the business to be brought before the meeting.

        The chairperson of the meeting may disregard any business not properly brought before the meeting according to our Bylaws.

Shareholder Nominations for Directors

        If you wish to suggest a nominee for the Governance and Nominating Committee's consideration, write to OfficeMax Incorporated, Attention Corporate Secretary, 150 Pierce Road,

Itasca, Illinois 60143. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination.

        The Governance and Nominating Committee will consider director nominees from shareholders for election at the annual shareholders meeting if our corporate secretary receives a written nomination not less than 30 days or more than 60 days in advance of the meeting. According to our Bylaws, your notice of nomination must include:

  •
  your name and address;

  •
  each nominee's name, age, and address;

  •
  each nominee's principal occupation or employment;

  •
  the number of shares of our stock that the nominee beneficially owns;

  •
  the number of shares of our stock that you beneficially own;

  •
  any other information that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

  •
  each nominee's executed consent to serve as our director if elected.

        The chairperson of the meeting may disregard any nomination not made in accordance with the above procedures.

OfficeMax's Annual Report on Form 10-K

        We are mailing you our 2005 Form 10-K with this proxy statement. Additional copies of our Annual Report on Form 10-K can be obtained at no charge from our Investor Relations Department, 150 Pierce Road, Itasca, Illinois 60143, 630/438-7800. You can find our SEC filings, including our 2005 Form 10-K, on our website at www.officemax.com, by clicking on "About Us," then "Investors," and then "SEC Filings," or through the SEC's website at www.sec.gov.

        We request that you promptly sign, date, and return the enclosed proxy so that it will be available for use at the meeting.

                      Susan Wagner-Fleming
                       Vice President
                      and Corporate Secretary

March 21, 2006

 APPENDIX A
Proposed Amendment to Restated Certificate of Incorporation, as Amended

        Article Ninth of the company's Restated Certificate of Incorporation is amended to read in its entirety as follows:

        Note: The text of the proposed amendment is marked to reflect the proposed changes.

  NINTH:

9.1
The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of the directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors of the corporation, except that the minimum number of directors shall be fixed at no less than three and the maximum number of directors shall be fixed at no more than 15. The directors shall be ~~divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire board of directors. At the 1985 meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors of the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.~~ elected by the stockholders at each annual meeting for a one-year term. The term of each director will end at the 2007 annual meeting of stockholders. Commencing with the 2007 annual meeting of stockholders, each director shall hold office for a one-year term and until such director's successor shall have been duly elected and qualified.

9.2
Nominations for election to the board of directors of the corporation at a meeting of stockholders may be made by the board, on behalf of the board by any nominating committee appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the board, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Corporate Secretary not less than 30 nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 35 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address, and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vi) the executed consent of each nominee to serve as a director of the corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

9.3
Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal,

A-1

  or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any additional director ~~of any class~~ elected to fill a vacancy ~~in such class shall hold office for a term that shall coincide with the remaining term of that class~~shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting ~~for the year in which his term expires~~ and until such director's successor shall have been elected and qualified.

9.4
Any director may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

9.5
Notwithstanding the foregoing paragraphs 9.1, 9.2, 9.3, and 9.4, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and the then authorized number of directors of the corporation shall be increased by the number of additional directors to be elected~~, and such directors so elected shall not be divided into classes pursuant to this Article NINTH unless expressly provided by such terms~~.

9.6
Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with the purpose and intent of this Article NINTH.

9.7
In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make and alter the bylaws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

        By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

        The corporation may in its bylaws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

A-2

 APPENDIX B
Audit Committee Charter

        RESOLVED THAT: Pursuant to Section 23 of the corporation's Bylaws, the Board of Directors hereby adopts the following charter for the Audit Committee ("Committee") of the Board of Directors. This charter shall govern the Committee's scope of responsibility and actions:

1.
Purpose: The Board established this Committee to oversee the company's accounting and financial reporting processes, system of internal controls, audits of the company's financial statements, and the integrity of the company's financial statements. The Committee shall also assist the Board in the oversight of the company's compliance with legal and regulatory requirements; the independence, performance, and qualifications of the independent auditor; and the performance of the company's internal audit function.

2
Committee Membership: The Committee shall consist of at least five members. All members of the Committee shall meet the independence requirements for audit committee members as established by the New York Stock Exchange. The members of the Committee shall be appointed by the independent members of the Board on the recommendation of the Governance and Nominating Committee and may be removed by the Board in its discretion. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member of the Committee must be a financial expert, as that term is defined by the Securities and Exchange Commission.

3.
Committee Authority and Responsibilities. The Committee shall:

3.1	Discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory, or New York Stock Exchange requirements;
3.2	Discuss with management and the independent auditor, as appropriate, earnings press releases, analyst and rating agency guidance, and other financial information provided to the public;
3.3
Recommend, for shareholder approval, the independent auditor to examine the company's accounts, controls, and financial statements. The Committee shall have the sole authority and responsibility to select, terminate, and determine the compensation of the independent auditor. The Committee or an authorized Committee member must preapprove any audit and permitted nonaudit service provided to the company by the company's independent auditor;
3.4
Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response and the company's risk assessment and risk management policies, including the company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure;
3.5
Review the company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application, and the key accounting decisions affecting the company's financial statements, including alternatives to, and the rationale for, the decisions made;
3.6	Review and approve the internal corporate audit staff functions, including: (i) purpose, authority, and organizational reporting lines and (ii) annual audit plan, budget, and staffing;

B-1

3.7
Review, with the chief financial officer, the controller, the director of internal corporate audit functions, or such others as the Committee deems appropriate, the company's internal system of audit, financial, and disclosure controls and the results of internal audits;
3.8
Obtain and review at least annually a written report from the independent auditor delineating: the auditing firm's internal quality- control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control review, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, to assess auditor independence and the absence of conflicts of interest, the Committee will review at least annually all relationships between the independent auditor and the company;
3.9	Prepare and publish an annual Committee report in the company's proxy statement;
3.10	Set policies for hiring employees or former employees of the company's independent auditor;
3.11
Review and investigate matters pertaining to the integrity of management, including conflicts of interest or adherence to codes of ethics as required in the policies of the company. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other company officers and employees; and
3.12	Establish procedures concerning the submissions, receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or audit matters.
4.
Committee Procedure:

4.1	The Committee shall review and reassess this Charter annually and recommend any proposed changes to the Board.
4.2
The Committee will meet as often as necessary, but not less than quarterly, to carry out its responsibilities. The Committee shall meet separately with management, with the corporate audit staff, and with the company's independent auditors. The meetings may be called by the Committee chair, the chairman of the Board, or the CEO.
4.3	The Committee shall keep minutes and shall report Committee activities to the Board.
4.4	The Committee shall annually review its own performance.
4.5
The Committee shall have the authority to retain any accounting firm to assist it in the carrying out of its responsibilities and shall have sole authority to approve the firm's fees and the other terms and conditions of the firm's retention. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors as it deems appropriate.
4.6	The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company.
4.7	This standing resolution will remain in effect until it is duly modified or rescinded. This supersedes all prior board or committee resolutions with respect to this subject matter.

B-2

OfficeMax is a registered trademark of OMX, Inc.

Dear Shareholder:

OfficeMax Incorporated will hold its annual meeting of shareholders at the Wyndham Northwest Chicago Hotel, at 11 a.m., Central Daylight Time, April 20, 2006. Shareholders of record on March 3, 2006 are entitled to vote by proxy, before or at the meeting.

Shareholders of record, including those holding shares in the Dividend Reinvestment Plan, may use the proxy card at the bottom of this page to designate proxies. As "named fiduciaries," participants in the OfficeMax Incorporated stock fund of the employee savings plan may also use this proxy card to instruct the plan trustee on how to vote. The trustee will vote any shares in the employee savings plan that are unvoted or unallocated in the same proportion as the shares voted by the participants.

Corporate Election Services, Inc., an independent tabulator, will receive and tabulate individual proxy/voting instruction cards.

Please indicate your voting preferences on the card, sign and date the card, and return it to the independent tabulator in the envelope provided. Your votes are confidential.

Thank you.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through
11:59 PM Eastern Time the day prior to the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet www.cesvote.com		Telephone 1-888-693-8683		Mail
Use the Internet to vote your proxy. Have you proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

-->

— Please fold and detach card at perforation before mailing. —

PROXY AND VOTING INSTRUCTION CARD THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	OfficeMax Incorporated Annual Meeting of Shareholders April 20, 2006

The shareholder signing this card appoints Sam K. Duncan, Matthew R. Broad, and Stacie L. Herron as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholder's OfficeMax Incorporated stock held on March 3, 2006, at the company's annual meeting to be held on April 20, 2006, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for shares held in any company employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then the nominees and proposals 2 and 3 will receive FOR votes, and proposal 4 will receive an AGAINST vote.

Signature of Shareholder	Date

Signature of Shareholder	Date
You must sign as your name appears in the account registration printed to the left. Return in postage-paid envelope, or mail to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

YOUR VOTE IS IMPORTANT!

      If you do not vote by telephone or Internet, please sign and date this proxy card and return it for receipt prior to April 20, 2006 in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at OfficeMax Incorporated's 2006 Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

      — Please fold and detach card at perforation before mailing. —

PROXY AND VOTING INSTRUCTION CARD The Board of Directors recommends a vote FOR both nominees listed below	OfficeMax Incorporated Annual Meeting of Shareholders April 20, 2006

1.	Election of Directors to serve until the 2009 annual meeting, or if the declassification is approved, until the 2007 annual meeting.		Nominees: (1) Brian C. Cornell (2) Monte R. Haymon
	☐ FOR both nominees (except as you may indicate otherwise)	☐ WITHHOLD AUTHORITY for both nominees	☐ WITHHOLD AUTHORITY for the following nominee only:

Board Recommends
2.	Appointment of KPMG LLP as independent registered public accountants for 2006.		FOR	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Amendment to Certificate of Incorporation Eliminating the Classification of the Board of Directors and Providing for the Annual Election of All Directors		FOR	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Shareholder Proposal to Establish an Engagement Process with Proponents of a Shareholder Proposal that is Approved by a Specified Vote at an Annual Meeting		AGAINST	FOR ☐	AGAINST ☐	ABSTAIN ☐